                                                      Registration No. 333-11591
================================================================================
                       Securities and Exchange Commission

                        Pre-Effective Amendment No. 2 to
                                    FORM S-1

            Registration Statement Under the Securities Act of 1933

                             Tice Technology, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                         8711                     62-1647888
(State of Incorporation)          (Primary Standard             (IRS Employer
                               Industrial Classification         Identification
                                     Code Number)                    Number)

                    --------------------------------------

                                6711 Tice Plaza
                           Knoxville, Tennessee 37918
                                 (423) 925-4501
                        (Address and telephone number of
                   Registrant's principal executive offices)

                           William A. Tice, President
                             Tice Technology, Inc.
                                6711 Tice Plaza
                           Knoxville, Tennessee 37918
                                 (423) 925-4501
           (Name, address and telephone number of agent for service)

                        Copy to: Lynn H. Wangerin, Esq.
                              Ogden Newell & Welch
                           1200 One Riverfront Plaza
                           Louisville, Kentucky 40202
                                 (502) 582-1601
                          (502) 581-9564  (facsimile)

                    --------------------------------------

     Approximate date of commencement of proposed distribution to public: As soon as practicable after the registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        Calculation of Registration Fee


-----------------------------------------------------------------------------------------------
Title of each class     Amount to be  Proposed maximum    Proposed maximum        Amount of
of securities to be      registered    offering price    aggregate offering   registration fee
    registered                            per unit            price
-----------------------------------------------------------------------------------------------
Common Shares (1)         1,841,407        $ 0.07            $  128,898            $   45
Common Shares (2)            54,750        $ 1.00            $   54,750            $   19
Common Shares (3)            88,560        $ 3.00            $  265,680            $   92
Common Shares (4)         1,000,000        $ 8.00            $8,000,000            $2,759
Common Stock
  Purchase Warrants       1,000,000        $  (5)            $       (5)           $   (5)
          Total Fee                                                                $2,915
------------------------------------------------------------------------------------------------

(1) These securities include 300,000 shares which were issued to Monogenesis Corporation in contemplation of distribution at a price of $0.01 per share. They will be distributed to holders of shares of Monogenesis Corporation as a dividend at a rate of 125 shares for each share held. The remaining shares are to be offered for sale at market price from time to time and are currently held by former shareholders of Tice Engineering and Sales, Inc., 1,302,937 shares by William A. Tice and 238,470 shares by Joseph Walker & Sons, Inc. There is no current offering price for these shares. The fee calculation is based upon the book value of Tice Engineering and Sales, Inc., the wholly owned subsidiary of Tice Technology, Inc., as of September 30, 1996.

(2) These are the Common Shares which will be issued in the event that employees holding stock options exercise the options and which are registered only for resale by the holders. The maximum offering price is based upon the exercise price of the options.

(3) Certain individuals who have loaned funds to Tice Engineering and Sales, Inc., the Issuer's wholly owned subsidiary, will convert such debt to Common Shares of the Issuer at the rate of $3.00 per share as of the effective date of the registration statement and desire to include such shares in the registration statement for resale as Selling
     Shareholders.

(4) These are the Common Shares which will be issued in the event the Common Stock Purchase Warrants are exercised. The maximum offering price is based upon the exercise price of the warrants.

(5) The warrants were issued to Monogenesis Corporation at a price of $0.01 each and will be distributed to holders of shares of Monogenesis Corporation as a dividend at a rate of 400 warrants for each share held. The warrants are registered in the same registration statement as the Common Shares underlying the warrants and, therefore, no separate registration fee is required pursuant to Rule 457(g).

                             Tice Technology, Inc.

                             Cross Reference Sheet


                                                                                                Page
Item Number - Part I, S-1                            Location                                  Number
-------------------------                            --------                                  ------
1.  Forepart of the Registration Statement and       Same                                        1, 2
    Outside Front Cover Page of Prospectus

2.  Inside Front and Outside Back Cover              Same                                        2, *
    Pages of Prospectus

3.  Summary Information, Risk Factors and            Summary; Risk Factors                       3, 9
    Ratio of Earnings to Fixed Charges

4.  Use of Proceeds                                  Use of Proceeds                              17

5.  Determination of Offering Price                  Risk Factors - No Assurance of               14
                                                     Trading Market and Arbitrary
                                                     Exercise Price

6.  Dilution                                         Not applicable

7.  Selling Security Holders                         Risk Factors - Shares Eligible           14, 15, 42
                                                     for Future Sale; Plan of
                                                     Distribution; Principal and
                                                     Selling Shareholders

8.  Plan of Distribution                             Plan of Distribution                         15

9.  Description of Securities to Be Registered       Securities                                   45

10. Interests of Named Experts and Counsel           Not applicable

11. Information With Respect to the Registrant

    (a)  Description of business                     Business                                     19

    (b)  Description of property                     Business - Property                          28

    (c)  Legal proceedings                           Legal Proceedings                            40

    (d)  Market price of and dividends on the        Risk Factors - No Dividends and          14, 45, 49
         registrant's common stock and related       No Assurance of Trading Market;
         stockholder matters                         Securities; Dividends


*Immediately after financial statements.

                                                                                                     Page
Item Number - Part I, S-1                              Location                                      Number
-------------------------                              --------                                      ------
     (e)  Financial statements                         Financial Statements                            53

     (f)  Selected financial data                      Summary - Selected Financial Data                6

     (g)  Supplementary financial information          Not applicable

     (h)  Management's discussion and                  Management's Discussion and                     29
          analysis of financial                        Analysis of Financial Condition
          condition and results of                     and Results of Operations
          operations

     (i)  Changes in and disagreements                 Not applicable
          with accountants on accounting
          and financial disclosure

     (j)  Directors and executive officers             Management                                      40

     (k)  Executive compensation                       Management - Executive                          41
                                                       Compensation

     (l)  Security ownership of certain                Principal and Selling                           42
          beneficial owners and management             Shareholders

     (m)  Certain relationships and                    Management - Certain Transactions               41
          related transactions

12.  Disclosure of Commission Position on              Liability and                                   49
     Indemnification for Securities Act                Indemnification of
     Liabilities                                       Directors and Officers


Prospectus
----------
                             Tice Technology, Inc.
                                6711 Tice Plaza
                          Knoxville, Tennessee   37918
                                 (423) 925-4501

                     2,984,717 Common Shares (the "Shares")
                          (par value, $0.01 per share)
           1,000,000 Common Stock Purchase Warrants (the "Warrants")

     Tice Technology, Inc. (the "Issuer") is registering 300,000 Shares and 1,000,000 Warrants in an offering of such Shares and Warrants through a distribution by Monogenesis Corporation ("Monogenesis") to its shareholders. Monogenesis, a closed-end investment company with approximately 1,200 institutional shareholders, is a statutory underwriter in connection with the distribution, and Monogenesis will distribute 125 Shares and 400 Warrants for each share of Monogenesis stock held by its shareholders (the "Distribution"). See "Plan of Distribution." The Issuer will not receive any funds from the Distribution other than the $13,000 (representing $0.01 per each Share and Warrant) paid by Monogenesis, but will receive funds if any Warrants are exercised. Each Warrant entitles the holder to purchase one Common Share at $8.00 per share for 24 months. There can be no assurance that the price of a Common Share will equal or exceed the exercise price of the Warrants or that it will be profitable for a holder to exercise any Warrant. See "Risk Factors - Arbitrary Exercise Price" and "Securities." The Issuer is registering 1,000,000 Shares which may be issued upon exercise of the Warrants and 54,750 Shares which may be issued upon exercise of options held by certain employees (as selling shareholders).

     In addition to the Shares underlying the options, 1,629,967 of the Shares registered will be registered on behalf of certain shareholders described elsewhere for sale from time to time. See "Principal and Selling Shareholders." The Issuer will not receive any proceeds from the sale of shares by selling shareholders.

     THE SHARES AND WARRANTS INVOLVE A HIGH DEGREE OF RISK, ARE ILLIQUID AND SHOULD ONLY BE PURCHASED BY INVESTORS THAT CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 9.

     The Risk Factors described in more detail beginning on page 9 include:

     .    history of operating losses
     .    lack of working capital
     .    dependence on patents and new technology
     .    limited number of customers
     . Issuer's only operations is ownership of the stock of Tice Engineering and Sales, Inc.
     . possible future acquisitions in unrelated industries in which Issuer has no experience

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    A Monogenesis Institutional Distribution

             The date of this Prospectus is ________________, 1997.

(continued from previous page)

     The purpose of the Distribution is to establish a public trading market to facilitate acquisitions and access to equity capital and to provide liquidity for employee stock incentive programs and existing shareholders. See "Risk Factors - Acquisitions in Unrelated Industries." There is no current public trading market for the Issuer's securities and there can be no assurance that a market will develop after the Distribution. See "Risk Factors - No Assurance of Trading Market."

     Of the Shares to be registered for sale by Selling Shareholders, 1,302,937 Shares are owned by William A. Tice, 238,470 Shares are owned by Joseph Walker & Sons, Inc., 88,560 Shares are owned by former holders of notes of Tice Engineering and Sales, Inc. which were converted to Shares and 54,750 Shares are Shares which may be issued upon exercise of certain outstanding employee options (collectively, the "Selling Shareholders"). See "Principal and Selling Shareholders." The Issuer will not receive any proceeds from the sale of these Shares. The Shares held by the Selling Shareholders may be sold from time to time. Such sales may be made on an exchange, in the over-the-counter market, or in negotiated transactions, at market price or on negotiated terms. Upon any sale of the Shares held by Selling Shareholders, Selling Shareholders and participating agents, brokers or dealers may be deemed to be underwriters as defined in the 1933 Act and commissions, discounts or any profit realized on the resale of the Shares may be deemed to be underwriting commissions or discounts. See "Plan of Distribution." The Issuer will pay the expenses of this registration (approximately $100,000) other than any brokerage commissions or discounts in connection with the sale of Selling Shareholders' Shares.

     Holders of Common Shares of the Issuer may elect only 25% of the board of directors. William A. Tice owns 100% of the Class B Common Shares, will elect 75% of the board of directors and thereby controls the Issuer. In addition, as the current holder of 89% of the Common Shares, Mr. Tice will elect the remaining 25% of the directors. On all other matters, Mr. Tice will control 90% of the vote, since on all such matters Common Shares and Class B Common Shares vote together. See "Risk Factors- Continued Control by Holder of Class B Common Shares."

                             ADDITIONAL INFORMATION
                             ----------------------

     The Issuer will furnish annual reports containing audited financial statements to its shareholders. Additional unaudited reports may be provided to shareholders at such time as the Issuer may determine or as required by law. The Issuer is not currently required to file reports under the Securities Exchange Act of 1934 (the "1934 Act"), but will become subject to reporting requirements upon effectiveness of the registration statement. See "Plan of Distribution."

     The Issuer has filed a registration statement (which term shall include all amendments, exhibits and schedules) on Form S-1 under the 1933 Act with the Securities and Exchange Commission (the "Commission") in Washington, D.C. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement as filed including the exhibits thereto. The registration statement may be reviewed without charge at the Commission's principal place of business in Washington, D.C. Copies of the registration statement may be obtained from the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed prices. In addition, the Issuer is an electronic filer. The Commission maintains a Web site which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Statements made in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document has been filed as an exhibit to the registration statement, reference is hereby made to such exhibit and each such statement is qualified in all respects by such reference.

                                    SUMMARY
                                    -------

     The following is a summary of certain information contained elsewhere in the Prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in the Prospectus, which should be read in its entirety.


Plan of Distribution
--------------------
The Issuer............................  Tice Technology, Inc. (the "Issuer"),
                                        a Delaware corporation, was
                                        incorporated on June 21, 1996 by the
                                        management of TES, Monogenesis
                                        Corporation and Joseph Walker and
                                        Sons, Inc. to act as a holding
                                        company for TES stock and to create a
                                        public company with a substantial
                                        shareholder base without having to
                                        sell shares in a traditional initial
                                        public offering. The Issuer acquired
                                        all of the issued and outstanding
                                        stock of Tice Engineering and Sales,
                                        Inc. ("TES") from the shareholders of
                                        TES, William A. Tice and Joseph
                                        Walker & Sons, Inc., in exchange for
                                        5,450,220  Common Shares and 750,000
                                        Class B Common Shares of the Issuer
                                        as of the date of this Prospectus.
                                        See "Business - General" and
                                        "Securities."  It may make additional
                                        acquisitions in the future.  See
                                        "Risk Factors - Uncertainty and Risks
                                        Associated with Future Acquisitions."

Distributing Company/                   Monogenesis Corporation, a Delaware
  Underwriter.........................  corporation, is a statutory underwriter and, pursuant to a
                                        resolution of its board of directors,
                                        is distributing Common Shares and
                                        Warrants which it purchased from the
                                        Issuer as a dividend to its
                                        shareholders of record on
                                        ___________, 1997 as agreed with the
                                        Issuer in order to create a public
                                        company as described above.  See
                                        "Risk Factors - No Assurance of
                                        Trading Market," "Plan of
                                        Distribution" and "Management -
                                        Certain Transactions."


Distribution Ratio....................  Each Monogenesis shareholder will receive 125 Common Shares, par value
                                        $0.01 per share, and 400 Warrants of
                                        the Issuer for each share of
                                        Monogenesis stock held by it.  See
                                        "Plan of Distribution."  After the
                                        Distribution, Monogenesis will own
                                        less than 1% of the outstanding
                                        Common Shares of the Issuer.

Distribution Agent....................  Mid-America Bank of Louisville and
                                        Trust Company, Monogenesis' transfer
                                        agent, will act as distribution
                                        agent, transfer agent and warrant
                                        agent for the Issuer.  See
                                        "Securities - Transfer Agent and
                                        Registrar."

Shares to be Distributed..............  Monogenesis will distribute as soon as possible after the date of this
                                        Prospectus 256,250 Common Shares to
                                        its shareholders (125 Common Shares
                                        for each share held) which constitute
                                        approximately 4% of the issued and
                                        outstanding Common Shares, and
                                        approximately 4% of the total issued
                                        and outstanding stock of all classes
                                        of common stock of the Issuer. The
                                        Issuer will not receive any proceeds
                                        from the distribution of these
                                        shares.  However, the Issuer will
                                        receive proceeds if any Warrants are
                                        exercised.  Monogenesis will retain
                                        the remaining 43,750 Common Shares
                                        and expects to sell shares from time
                                        to time. See "Plan of Distribution"
                                        and "Securities."

Warrants to be Distributed............  Monogenesis will distribute as soon as possible after the date of this
                                        Prospectus 820,000 Warrants to its
                                        Shareholders (400 Warrants for each
                                        share held) which constitute
                                        approximately 82% of the issued and
                                        outstanding Warrants.   Monogenesis
                                        will retain the remaining 180,000
                                        Warrants which it may exercise or
                                        sell from time to time.  The Common
                                        Shares and the Warrants are
                                        separately transferable.  See
                                        "Securities."

Exercise of Warrants..................  Each Warrant entitles the holder to purchase one Common Share of the
                                        Issuer at an exercise price of $8.00
                                        per share and may be exercised during
                                        the 24 month period following
                                        issuance of the Warrant.  The
                                        exercise price was determined by
                                        management of the Issuer based upon
                                        management's assessment of the
                                        Issuer's business potential and
                                        earnings prospects.  The exercise
                                        price may not be indicative of the
                                        market price of the underlying
                                        shares.  See "Risk Factors -Arbitrary
                                        Exercise Price" and "Securities."  If
                                        all Warrants are exercised, the
                                        Common Shares underlying the Warrants
                                        will constitute approximately 15% of
                                        the issued and outstanding Common
                                        Shares.



Distribution Date.....................  Certificates representing the Shares and the Warrants will be mailed to
                                        Monogenesis shareholders as soon as
                                        practical after the date of this
                                        Prospectus.  See "Plan of
                                        Distribution."

Sales of Shares By Selling              1,629,967 Common Shares held by the
 Shareholders.........................  shareholders of the Issuer will be registered and available for resale
                                        by such shareholders from time to
                                        time subject to certain limitations.
                                        See "Principal and Selling
                                        Shareholders."  These shares
                                        constitute approximately 28% of the
                                        issued and outstanding Common Shares,
                                        and approximately 25% of the total
                                        issued and outstanding stock of all
                                        classes of common stock of the
                                        Issuer.  The Issuer will not receive
                                        any proceeds from the sale of Shares
                                        held by the shareholders.  See "Risk
                                        Factors - Shares Eligible for Future
                                        Sale" and "Plan of Distribution."

Option Shares.........................  54,750 Common Shares may be issued upon the exercise of options held by
                                        certain employees at an exercise
                                        price of $1.00 per share.  The
                                        options were issued to employees as
                                        incentives to retain long term and
                                        key employees.  Management decided
                                        that the employees should pay
                                        something to receive the shares, but
                                        wanted to set the price at an amount
                                        that it believed employees could
                                        afford.  Management believes that the
                                        $1.00 exercise price meets this
                                        criteria.  The Common Shares
                                        underlying the employee options are
                                        registered for sale from time to time
                                        by employees who exercise the
                                        options.  See "Principal and Selling
                                        Shareholders" and "Securities."

Trading Market........................  There will be no immediate trading market for the Shares or the
                                        Warrants.  See "Risk Factors - No
                                        Assurance of Trading Market."  The
                                        Issuer is registering the Shares and
                                        Warrants to attempt to establish a
                                        public trading market in the Shares
                                        and is applying for quotation on the
                                        OTC Bulletin Board, but has not
                                        applied for listing on an exchange.
                                        See "Plan of Distribution."  There
                                        can be no assurance that a trading
                                        market will develop.

The Issuer
----------

     Tice Technology, Inc. (the "Issuer"), a Delaware corporation, was formed to acquire and hold all of the issued and outstanding shares of stock of Tice Engineering and Sales, Inc. ("TES"), and to create a public company with a substantial shareholder base without having to sell shares in a traditional public offering. Management of TES and the Issuer anticipate that at some point in the future it may be advantageous to acquire additional businesses in order to expand the Issuer's operations or diversify its holdings. The Issuer has not yet identified any potential targets or industries, although it expects that initial acquisitions would be in related industries or involve related technology. Acquisitions may also be in unrelated industries in which the Issuer has little or no experience. See "Risk Factors - Acquisitions in Unrelated Industries." Currently, the Issuer does not have the resources necessary to make any material acquisition, however management believes that the Issuer's stock, especially if a trading market has developed in the stock, might be used as some or all of the consideration for an acquisition. The Issuer owns only the TES stock and has no other operations. The Issuer acquired all of the issued and outstanding stock of TES, a Tennessee corporation, in exchange for stock of the Issuer which acquisition was effective as of the date of this Prospectus. See "Business - General."

     The Issuer's wholly owned subsidiary, TES, is an engineering firm which provides engineering and technical solutions, generally through the development or enhancement of equipment for the apparel industry. TES researches, designs, develops and tests specialized high technology, garment production line stitching machines and related equipment, which, when patented, it licenses to other manufacturers to produce or contract manufactures for its own customers. TES currently holds eight patents over which it retains rights. It currently sells fourteen basic products and is in the process of exploring the applications of the technology covered by its latest patent. This patent covers an electronically geared sewing machine which, among other things, reduces by 90% all moving parts of the sewing machine. TES currently has licensed to one major sewing manufacturer, Brother Industries, Ltd. of Nagoya, Japan the non-exclusive right to make, assemble, use and sell equipment using the patented electronic gearing technology. See "Business - Products."

     The Issuer was incorporated on June 21, 1996. It's principal office is located at 6711 Tice Plaza, Knoxville, Tennessee 37918. The telephone number is
(423) 925-4501. TES was incorporated on March 16, 1973 and has the same principal office as the Issuer. See "Business - History."

SELECTED FINANCIAL DATA

     The selected financial data is that of TES. The pro forma figures of net income per share and stockholders' equity per share reflect the capitalization of the Issuer.

================================================================================
Statement of Earnings Data (1):
================================================================================


                                                Years Ended March 31,
                                             (Amounts in thousands except
                                                  per share amounts)
                                      -----------------------------------------
                                       1996    1995     1994    1993     1992
                                      ------  ------  -------  -------  -------
Revenues                              $1,242  $1,240  $ 1,309  $ 1,694  $ 1,770
  Cost of Sales                         (808)   (868)  (1,000)    (843)    (681)
  Research and Development (Net of
   Reimbursements)                       (47)    (42)    (141)     (34)     (28)
  Expenses                              (368)   (265)    (279)  (1,039)  (1,104)
Income (Loss) From Operations             19      65     (111)    (222)     (43)
Total Other Income (Expense)               5    (100)    (110)      44       31
Income (Loss) Before Taxes                24     (35)    (221)    (178)     (12)
Provision for Income Tax                  (5)      5       42       --       --
Net Income (Loss) Before Change in
 Accounting Principle                     19     (30)    (179)    (178)     (12)
Change in Accounting Principle            --      --       70       --       --
Net Income (Loss)                     $   19  $  (30) $  (109) $  (178) $   (12)
Net Income per Pro Forma Common
 Share (2)                            $ 0.00  $(0.00) $ (0.02) $ (0.03) $ (0.00)


                                                  Nine Months Ended December 31,
                                                   (Amounts in thousands except
                                                         per share amounts)
                                                  ------------------------------
                                                         1996        1995
                                                         -----      ------
Revenues                                                 $ 898      $  962
  Cost of Sales                                           (622)       (653)
  Research and Development (Net of
   Reimbursements)                                         (97)        (27)
Expenses                                                  (343)       (319)
Loss From Operations                                      (164)        (37)
Total Other Income (Expense)                               425          16
Income (Loss) Before Taxes                                 261         (21)
Provision for Income Tax                                    (9)          4
Net Income                                               $ 252      $  (17)
Net Income per Pro Forma Common Share (2)                $0.04      $(0.00)

================================================================================
Balance Sheet Data (1):
================================================================================


                                                         March 31,
                                               (Amounts in thousands except
                                                    per share amounts)
                                          --------------------------------------
                                           1996    1995    1994    1993    1992
                                          ------  ------  ------  ------  ------
Total Assets                              $1,435  $1,578  $1,403  $1,528  $1,666
Total Long-Term Liabilities (3)           $  661  $  302  $  346  $  385  $  453
Total Stockholders' Equity                $  145  $  121  $  151  $  261  $  439
Stockholders' Equity Per Pro Forma
 Common Share (2)                         $ 0.02  $ 0.02  $ 0.02  $ 0.04  $ 0.07


                                                           December 31,
                                                   (Amounts in thousands except
                                                        per share amounts)
                                                   ----------------------------
                                                          1996        1995
                                                         ------      ------
Total Assets                                             $1,287      $1,357
Total Long-Term Liabilities                              $  --       $  270
Total Stockholders' Equity                               $  397      $  110
Stockholders' Equity Per Pro Forma
 Common Share (2)                                        $ 0.06      $ 0.02

--------------------------------------------------------------------------------


(1) The statement of earnings data for the periods ended March 31, 1994, 1995 and 1996 and the balance sheet data at March 31, 1995 and 1996 were derived from the audited financial statements of TES which are included in their entirety elsewhere in this Prospectus. In addition, pro forma balance sheets based upon the December 31, 1996 financial statements of the Issuer and TES and assuming acquisition of TES by the Issuer and conversion of TES debt (including adjustments) are also included in their entirety elsewhere in this Prospectus. See "Financial Statements."

(2) Pro forma net income and stockholders' equity per share reflect the number of shares of the Issuer's common stock (including Class B Common Stock) which are issued and outstanding as of the date hereof (6,588,780 shares) for all years rather than the number of shares of TES actually outstanding on the applicable dates and have been rounded to the nearest cent. These figures do not include Common Shares which may be issued upon exercise of the Warrants or the options held by TES employees. See "Capitalization."

(3) The total long-term liabilities amounts exclude the current portion of such obligations.

                                  RISK FACTORS

     The securities described in this Prospectus involve a high degree of risk. Prior to purchasing, Shares or Warrants investors should consider the following factors inherent in, and affecting the business of, the Issuer and its subsidiary, TES.

     HISTORY OF OPERATING LOSSES. For four of the last five fiscal years, TES has had a net loss: $30,000 for 1995 ($(0.00) per pro forma share), $109,000 for 1994 ($(0.02) per pro forma share), $178,000 for 1993 ($(0.03) per pro forma share) and $12,000 for 1992 ($(0.00) per pro forma share). In 1996, it had minimal net income of $19,000 ($0.00 per pro forma share). See "Selected Financial Data," "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Financial Statements." It had net income of $252,000 ($0.04 per pro forma share) for the first nine months of fiscal year 1997. Its history of losses together with uncertainties relating to the company's ability to obtain additional financing or capital create uncertainty about its ability to continue profitably. See "Financial Statements." The Issuer's and TES's ability to achieve profitability depends upon the ability to exploit existing patents and develop new patents. There can be no assurance that TES or the Issuer will achieve profitability in the future.

     LACK OF WORKING CAPITAL. The Issuer and TES need substantial additional funding in the near future to continue to be profitable, to develop and apply the technology inherent in its latest patent for the electronically geared sewing machine and to be able to produce orders it is currently receiving. The Issuer and TES expect to need at least $5,000,000 in the next two years and hope to obtain those funds through license fees received on the new technology and sale of stock of the Issuer. Management of TES believes that the electronic gearing technology has application to many of the manufacturing processes in the sewing industry as well as in other industries. See "Capitalization," "Business-General" and "Research and Development" and "Financial Statements." TES has licensed the new technology to one manufacturer, but there can be no assurance that the Issuer and TES will receive any additional license fees or will be able to raise such funds. If the license of the new technology does not generate sufficient revenues or additional funds are not available through sale of stock or otherwise, TES may not be able to continue to operate profitably and may be required to delay development of application of new technology. Currently, real estate it owns and a life insurance policy on Mr. Tice are pledged on existing debt. Mr. Tice has also personally guaranteed certain debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     CONTINUED CONTROL BY HOLDER OF CLASS B COMMON SHARES. The Issuer has two classes of voting stock issued and outstanding: Common Shares and Class B Common Shares. Although each holder of Common Shares and Class B Common Shares is entitled to one vote for each share of stock held, the current holder of Class B Common Shares (William A. Tice) is entitled to elect 75% of the members of the board of directors of the Issuer (presently three members). Holders of Common Shares (together with holders of Class D Common Shares and any voting Preferred Shares) are only entitled to elect 25% of the members of the board of directors (presently one member). (If the number of issued and outstanding Common Shares, Class D Common Shares and voting Preferred Shares is less than 10% of the aggregate number of issued and outstanding Common Shares and Class B Common Shares, all directors will be elected by the holders of all shares voting together.) Thus, the holder of Class B Common Shares will control the board of directors and therefore, the Issuer. Except with respect to matters which require voting by class, shareholders of all classes will vote together on all other matters properly brought before the shareholders. Currently, William A. Tice controls the Issuer and, as sole holder of Class B Common Shares, elects all directors elected by holders of Class B Common Shares. In addition, as holder of 89% of the Common Shares, he can also elect all directors elected by holders of Common Shares and control all other votes. See "Principal and Selling Shareholders" and "Securities."

     DEPENDENCE ON PATENTS AND ABILITY TO PROTECT PROPRIETARY PRODUCTS. TES has applied for and received patent protection on certain of its inventions, including most recently, its electronically geared sewing machine. See "Business
- Products." There can be no assurance that others will not independently develop proprietary information or obtain access to know-how and expertise (patented or otherwise) substantially equivalent to that developed by TES. If a competitor were able to develop a functionally similar product to any of TES's patented products (especially if the competitor were one of the large sewing machine manufacturers that is also a customer of TES), increased competition with respect to any such product could reduce TES revenues arising from the sale of such product as well as TES's net income. Management of TES does believe that, at least for the next 24 months, with respect to the electronically geared sewing technology, licensing the product from TES is more cost effective for most sewing machine manufacturers than attempting to duplicate the results without infringing on TES's patent. There also can be no assurance that existing patents held by TES or future patents obtained by TES will be enforceable, that TES's products will not infringe on patents owned by others or that competitors will not develop similar or functionally similar patents. In the event that TES has infringed on any such rights, it could be required to pay damages. In addition, if TES were unable to change the design of such product so that it no longer infringed on any intellectual property rights, it would lose the ability to sell such product as well as the benefits of all previous marketing efforts and name recognition associated with the product. Even if alterations to avoid any intellectual property problems were possible, the product as changed might not be successful in the marketplace. See "Business - Patents."

     DEPENDENCE ON LIMITED NUMBER OF CUSTOMERS. Most of TES's business is developing solutions and providing equipment for denim and work wear clothing manufacturers. See "Business." Currently, although it has shipped products to several hundred customers all over the world, 80% of TES's annual revenues from sale of products come from three principal customers-Levi Strauss & Co., Wrangler, Inc. and A.B. Fab Company. TES also has license fee and royalty income which, at this time, is primarily from one customer, Brother Industries, Ltd. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The loss of any of these customers without replacement with comparable customers for any reason could materially affect TES's revenues and income. Management hopes that its new products and license fees generated thereby will minimize this risk.

     Risks Associated with Fixed Price Contracts. TES principally performs under agreements to develop products, or modifications to existing products, to solve particular industry problems or to increase efficiency or lower costs of a manufacturing process. Generally, in pricing a job, TES estimates the time expected to produce the solution and a prototype product. The proposed price is based on estimates provided in-house with what management believes are suitable margins to accommodate reasonable contingencies. Should development costs exceed the estimated price, TES may be required to complete the project and incur whatever losses result. Even if it incurs losses on the initial contract, it may recoup some or all of the losses by selling the product to other manufacturers or developing other uses or improvements to the product and marketing the modified product. See "Business - Products."


     Dependence on Health of One Industry (Sewn Products). Currently, most of TES's revenues are derived from products and services related to the sewn products industry. Should this industry take a substantial downturn, business opportunities would be limited significantly. However, based upon apparel industry trade magazines projecting a strong market for the next three to five years, management does not believe that a substantial downturn is likely in the near future. In addition, management believes that the new technology for the electronically geared sewing machine has applications in other industries such as the spinning industry for which TES is in the process of developing a spinning machine using the electronic gearing technology. Broadening the applications of the technology is expected to lessen TES's dependence on the apparel industry. See "Business."

     Potential Adverse Effect of Competition. TES is aware of four companies in the United States and two in Europe that perform work similar to TES. In addition, all of the world's leading sewing machine manufacturers (mainly based in Japan) engage in research and development similar to that performed by TES. Several of such manufacturers (some of which are also customers of TES) have tried or are trying to develop machines which are similar or competitive to TES's electronically geared machines. However, management is not aware of the development of any method or machine which is performance competitive to TES's electronically geared machines and one of TES's largest competitors has licensed the technology from TES rather than attempting to develop its own. These larger competitors do have significantly greater resources, financial and otherwise, than TES. See "Business - Competition." TES's ability to compete depends upon its ability to provide cost effective solutions and products to manufacturers. There can be no assurance that TES can continue to compete effectively with these companies.

     Potential Adverse Effect of Technological Change. Although it has not been so in the past, it is expected that the apparel industry will show more rapid changes in what is state-of-the-art in the future. Any of TES's products could become obsolete at any time due to technological changes and TES may not be able to update its products quickly enough to remain competitive. See "Risk Factors - Research and Development" and "Business - Research and Development." In addition, some of TES's customers have told management that they are delaying purchases in expectation of the development of applications of new technology owned by Tice. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     General Environmental Risks. TES previously owned and currently leases the real estate on which its operations are located which is part of a small retail shopping facility, commonly referred to as a strip center. In addition, TES owns real estate on which it intends to build a new facility. See "Business - Property." Accordingly, TES is an "owner/operator" under applicable state and federal environmental laws. As an operator, TES is potentially responsible for the clean-up of any hazardous or toxic materials that may be improperly located in any of its facilities. TES outsources manufacture of components or products which could involve environmental hazards. Thus, the development and manufacturing processes of TES do not generate any significant quantities of hazardous or toxic materials. See "Business - Manufacturing." Should TES be unable to outsource this type of manufacturing, TES could be required to comply with additional environmental regulations which might result in reduced profit margin or cause TES to change the way it produces the product. The officers of TES are not aware of any hazardous materials improperly located at any of TES's facilities.

     Dependence Upon Existing Management. TES's success is dependent upon the capabilities and reputation of its President, William A. Tice, and of its senior management and technical personnel and on their maintaining or enhancing existing relationships with TES's customers. See "Management." The loss of Mr. Tice or senior management or technical staff could have a materially adverse affect on TES's business. In such event, there can be no assurance that TES could attract qualified replacements.

     Risks Associated with Shortage of Qualified Employees. As a result of the expansion of the number of business users of computers and the expansion in demand for computer services and custom software programming, there is a short supply of computer professionals. Computers and software figure in the development of and expansion of the applications of the electronically geared sewing machine technology recently patented by TES. The situation is not expected to improve in the near future. Thus, it is possible that TES could have problems finding, keeping and replacing employees. However, defense contractors have laid off many of their computer/engineering employees and this trend is expected to continue thereby creating a pool of employees from which TES has drawn in the past and who would likely have at least some of the expertise needed by TES.


     Risks Associated with Uncertainty of Market Acceptance of New Products. Although TES plans to continue to build and market its traditional product line (which does not involve the new electronically geared technology), TES's success is at least partially dependent on the market's acceptance of the technology involved in the electronically geared sewing machine. Historically, clothing manufacturing has not had significant technological progression since the invention of the sewing machine. However, due to indications of interest from manufacturers and TES's recent license of the technology to one manufacturer, management believes that the new technology is gaining acceptance. Failure to achieve significant market acceptance will have a material adverse effect on TES's business, financial condition and results of operations. Also, unless the new technology becomes TES's dominant product, TES's growth is also dependent on the continued market acceptance and expansion of its traditional product line. See "Business - Products." TES plans to continue to develop new products for its customers to solve their manufacturing problems which products TES may chose to add to its product line.

     Risks Associated with Warranty and Support Obligations. TES traditionally has provided a 90-day warranty against defects in materials and workmanship with most of its products. TES plans to continue this warranty policy. It has been TES's past experience that the warranties have cost it less than 0.5% of gross sales over the past five years. However, this experience could change at any time. In addition, TES anticipates that it will need to implement a support program for the computer software associated with the new technology for the electronically geared machine which is expected to include computer technicians on call 24 hours a day. During the first 24 months, a minimal number of technicians are expected to be needed at an estimated cost of $100,000 per year. The number of technicians needed and costs of the program are expected to increase as more products are sold, but is not expected to exceed 0.5% of gross sales. If TES's estimates of the need for and costs of the support program are significantly lower than the actual costs, TES's profits could be significantly reduced.

     Risks Associated with Loss of Use of Trademarks. Management of TES does not believe that it is infringing on the trademark of any other entity in the world. TES obtained a certificate of registration of the name "tice(R)" for use in connection with certain components of stitching machines from the U.S. Patent and Trademark Office in 1980. In addition, TES has applied to register the name, "Tice Technology," and the related logo. If TES were prohibited from using the name, it would lose the benefits of name recognition and its previous marketing.

     Uncertainty and Risks Associated with Future Acquisitions. The Issuer may pursue other acquisitions at some point in the future. Currently, it has no operations other than ownership of TES and does not have the resources necessary to make any material acquisitions. The Issuer has not identified any particular target or target industries. It may make acquisitions in the future in industries which are not related to its current business and in which it may not have any experience or expertise.

     Risks Associated with Issuer's Lack of Operational History. The Issuer was incorporated on June 21, 1996 and has not yet engaged in business other than the acquisition of TES as described in this Prospectus. See "Business - General." It therefore has no earnings record. However, the Issuer's wholly owned subsidiary, TES, has been in business since 1964, first as a sole proprietorship then as a partnership and, since 1973, as a corporation. See "Selected Financial Data," "Business - History" and "Financial Statements."

     Possible Inability to Exercise Warrants in Certain States. Holders of the Warrants will have the right to exercise the Warrants to purchase Common Shares only if such shares qualify for sale under state securities laws or are exempt from qualification under applicable securities or "blue sky" laws of the states in which the various holders of the Warrants then reside and there is available a current Prospectus permitting the sale of the Common Shares underlying the Warrants. The Issuer has undertaken and intends to use reasonable efforts to keep current a prospectus which will permit the sale of the Common Shares underlying the Warrants, but there can be no assurance that the Issuer will be able to do so. The Issuer is not required to qualify for sale the Common Shares in any state. The Warrants may lose some of all of their value if a prospectus covering the underlying shares is not kept effective or if the underlying shares are not, or cannot be, qualified in an applicable state. See "Securities."

     No Dividends. The Issuer is newly formed and has not paid dividends. It's only significant source of earnings out of which to pay dividends will be dividends it receives from its subsidiary, TES. TES has not historically paid dividends to its shareholders, and has no present plans to institute a policy of declaring dividends. In the foreseeable future, the capital requirements of TES will likely consume all applicable operating profits and other available cash. There is no guarantee that TES, and therefore the Issuer, will pay dividends in the future.

     Possible Adverse Effects of Issuance of Preferred Stock on Holders of Common Shares. The Issuer's Certificate of Incorporation authorizes the issuance of Preferred Shares with designations, rights and preferences as determined from time to time by its Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Shares with dividends, liquidation, conversion, voting or other rights that could adversely affect the dividends, liquidation rights, voting rights or other rights of the holders of Common Shares. The voting rights of any Preferred Shares, however, are limited by the Certificate of Incorporation and cannot exceed the voting rights of any Common Shares. In the event of issuance, Preferred Shares could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of the Issuer. See "Securities."

     No Assurance of Trading Market. There is not an established public trading market for the Shares or the Warrants. There can be no assurance as to the prices at which the Shares or the Warrants will trade or that such prices will not be significantly below the book value of the Shares. Until the Shares and the Warrants are fully distributed and an orderly market develops (if at all), the prices at which the Shares or the Warrants trade may fluctuate significantly. Prices for the Shares and the Warrants will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market, investor perception of the Issuer and the industry in which the Issuer participates, and general economic and market conditions.

     Arbitrary Exercise Price. The exercise price of the Warrants was determined by management of the Issuer based upon management's assessment of the Issuer's business potential and earnings prospects. It reflects management's opinion relating to the future and may not be indicative of future market prices of the Warrants or the underlying Shares, revenues or profitability.

     Shares Eligible for Future Sale. Approximately 67% of the issued and outstanding Common Shares of the Issuer (all shares except the Common Shares described in this Prospectus) are "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Act of 1933 (the "1933 Act"). (Class B Common Shares may be converted to Common Shares.) Sales of securities by affiliates of the Issuer may also be subject to Rule 144 resale limitations. Currently, all of the restricted securities are held by William A. Tice. See "Principal and Selling Shareholders." In general, under Rule 144, if adequate public information is available with respect to the Issuer, beginning 90 days after the date of this Prospectus a person who has satisfied a two year holding period may sell, within any three month period, a number of shares which does not exceed the greater of 1% of the then outstanding shares of the class of securities in question or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain restrictions relating to manner of sale, notice and the availability of current public information about the issuer. Sales of restricted securities by a person who is not an affiliate of the issuer (as defined in the 1933 Act) and who has satisfied a three year holding period may be made without regard to volume limitations, manner of sale, notice or other requirements of Rule 144. The Issuer is unable to predict the effect that sales made pursuant to Rule 144 or other exemptions under the 1933 Act may have on the prevailing market price of the registered Common Shares, or when such sales may begin under the holding period requirements of Rule 144.

                              PLAN OF DISTRIBUTION
                              --------------------

          The Issuer issued 300,000 Common Shares and 1,000,000 Common Stock Purchase Warrants to Monogenesis, a closed-end registered investment company, and Monogenesis distributed 256,250 Shares and 820,000 Warrants to its shareholders as of the date of this Prospectus at a rate of 125 Common Shares and 400 Warrants for each share of stock of Monogenesis held on _______________, 1997. Monogenesis is a statutory underwriter which is distributing the Shares and Warrants on behalf of the Issuer to create a public company (the Issuer) with a substantial shareholder base without having to sell shares in a traditional initial public offering. See "Risk Factors - No Assurance of Trading Market." Monogenesis will retain the 43,750 Shares and 180,000 Warrants which were not distributed. It expects to sell the Shares from time to time and may also exercise or sell the Warrants.

          Monogenesis purchased the Shares and Warrants at a price of $0.01 each which is the par value of the Common Shares. In addition, Monogenesis agreed to distribute Shares and Warrants to its approximately 1,200 primarily institutional shareholders at the rate described above. The price was determined by Monogenesis and TES. The Issuer recorded
      $75,000 in expenses based on the estimated fair value of the 300,000 Common Shares issued to Monogenesis less the $.01 per share price Monogenesis paid for the Shares as of the date of this Prospectus. Monogenesis will retain the Shares and Warrants not distributed and will own less than 1% of the outstanding Common Shares of the Issuer after the Distribution. The Issuer and TES have agreed to pay the expense of registering the Shares and Warrants issued to Monogenesis which expenses include legal, accounting, consulting, transfer agent and filing fees. Through the distribution of the Shares and Warrants by Monogenesis (and the sale of Shares by the Selling Shareholders from time to time), the Issuer hopes to create a public trading market in its Common Shares to facilitate access to public markets and equity capital and future acquisitions and to provide liquidity for employee stock incentive programs and existing shareholders. See "Risk Factors - No Assurance of Trading Market" and "Uncertainty and Risks Associated with Future Acquisitions."

          Since Monogenesis is purchasing Shares and Warrants with the intent to distribute, it is a statutory underwriter under the 1933 Act. Monogenesis is not a broker-dealer and has not participated in any traditional underwritings. It is registered as a closed-end investment company under the Investment Company Act of 1940 and was formed to provide a mechanism for companies to become reporting companies under the 1934 Act in transactions similar to the Distribution.

Monogenesis completed one such distribution in 1992 and one in early 1997. It has two directors -Scot D. Walker and Brian P. Westfall. TES and Mr. Tice have agreed to indemnify Monogenesis against any liability arising out of any representation, warranty or covenant made by TES or Mr. Tice in the agreement with Monogenesis.

     Shareholders of Monogenesis that receive Shares and Warrants will receive such securities as a dividend. No holder of Monogenesis stock will be required to pay any cash or other consideration for the Shares or the Warrants received in the Distribution or surrender or exchange Monogenesis stock in order to receive Shares or Warrants. Holders of the Warrants will be required to pay the exercise price to exercise the Warrants. See "Securities."

     Shareholders, including the recipients of Common Shares distributed by Monogenesis, will be able to sell their Shares and Warrants which are registered, at any time, although the sale of securities by affiliates is limited under Rule 144. It is expected that, at such time as registered Shares or Warrants are sold, such securities will be sold through the selling efforts of brokers or dealers. There is no agreement with any specific brokers or dealers relating to the Shares or the Warrants nor has any plan of distribution or sale of the Shares or Warrants been developed, other than the dividend distribution to Monogenesis shareholders and the debt conversion described above.

     The Shares which are held by Selling Shareholders (or which may be received by Selling Shareholders upon the exercise of employee options) and which are registered hereunder may be disposed of from time to time by the Selling Shareholders, or by permitted transferees, in one or more of the following: (i) to purchasers directly; (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers; (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or permitted transferees or from the purchasers of the securities for whom they may act as agent; (iv) by the pledge of the Shares or Warrants as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, effect distribution of the Shares or Warrants or interests therein; (v) to purchasers by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (vi) in a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate a transaction; and (vii) through an exchange distribution in accordance with the rules of the exchange or in transactions in the over-the-counter market. Such sales may be made at then prevailing prices and terms which may be related to the then current market price or at negotiated prices and terms. In effecting sales brokers or dealers may arrange for other brokers or dealers to participate.

     The Selling Shareholders or their successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares and Warrants held by the Selling Shareholders, may be deemed to be "underwriters" within the meaning of the 1933 Act, and any profit on the sale of securities by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the 1933 Act. The Issuer and TES will pay all expenses incident to the registration of the Selling Shareholders' Shares and Warrants other than underwriting discounts or commissions, brokerage fees and the fees and expenses of counsel to the Selling Shareholders, if any. The Issuer will not receive any proceeds from the sale of Shares or Warrants by the Selling Shareholders. In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Shareholders will not be able to effect transactions in the Shares and Warrants pursuant to this Prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the Commission.


     Prior to or on the effective date of the registration statement, the Issuer will file a registration statement under the 1934 Act registering the Shares and the Warrants thereunder. Such filing together with the filing of the registration statement under the 1933 Act will subject the Issuer to the reporting requirements of the 1934 Act and the Issuer will be a public company. The Issuer intends to apply for quotation of the Shares and Warrants on the OTC Bulletin Board. At such time as it meets listing criteria, it intends to apply for a listing of the Shares and the Warrants on a national exchange which reports transactions on a real time basis; however, there can be no assurance that the Shares and the Warrants will be so listed.

                                USE OF PROCEEDS
                                ---------------

     TES borrowed $255,187 from six persons in July and August of 1996. The debt was evidenced by promissory notes bearing interest at 10% per annum with original maturity dates of September 1, 1996 which were extended to April 28, 1997 awaiting the effective date of the registration statement. The proceeds of the notes were used as working capital primarily to continue development of the electronically geared technology. The Issuer is offering the holders of the notes up to 88,560 Common Shares in exchange for the principal and interest on such notes through December 15, 1996 at $3.00 per share. The Issuer will not receive any proceeds upon conversion of the notes.

     The cash proceeds of $13,000 derived from the sale of the Shares and Warrants to Monogenesis and any proceeds derived upon the exercise of any Warrants or options held by TES employees will be used as working capital to hire additional employees including mechanical and electrical engineers, purchase additional equipment and expand TES's facility to address expected demand for the new technology. However, even if none or only a small portion of the Warrants are exercised, there will not be sufficient funds and TES will need to obtain funds from licenses fees or financing which may or may not be available. See "Risk Factors - Lack of Working Capital." The Issuer does not have any plans at this time to use the proceeds to acquire additional businesses. The Issuer will not receive any proceeds from the sale of Shares or Warrants by the Selling Shareholders. See "Plan of Distribution."

                                 CAPITALIZATION
                                 --------------

     The capitalization of TES (prior to its acquisition by the Issuer) and the pro forma capitalization of the Issuer (giving effect to the acquisition of TES) as of December 31, 1996 are as follows:

================================================================================
Capitalization of TES Prior to Acquisition:

================================================================================
          Stockholders' Equity:

               Common stock
                    no par value; 2,000 shares authorized;
                    750 shares issued and outstanding             $  8,634
               Stock Warrants to purchase 30 shares                  4,859

          Retained Earnings                                        383,701
                                                                  --------

               Total Stockholders' Equity                         $397,194
                                                                  ========

================================================================================
Pro Forma Capitalization of the Issuer Assuming Acquisition of TES and Conversion of TES Debt:
================================================================================

          Stockholders' Equity
               Common Shares
                    par value - $0.01 per share;
                    30,000,000 authorized
                    5,838,780 shares issued and outstanding(1)    $ 58,388

               Class B Common Shares
                    par value - $0.01 per share;
                    5,000,000 shares authorized;
                    750,000 shares issued and outstanding            7,500

               Class D Common Shares
                    par value - $0.01 per share;
                    600,000 shares authorized;
                    no shares issued and outstanding                   -0-
                                                                  --------

               Total Common Shares                                $ 65,888

               Preferred Shares
                    par value - $0.01 per share;
                    10,000,000 shares authorized;
                    no shares issued and outstanding                   -0-

          Paid-in Surplus (2)                                      301,285
          Retained Earnings                                        308,701
                                                                  --------

               Total Stockholders' Equity                         $675,874
                                                                  ========


(1) In addition to the Common Shares of the Issuer held by the former shareholder of TES, the issued and outstanding Common Shares of the Issuer include the 300,000 Common Shares issued to Monogenesis for $3,000, the 238,470 Common Shares issued to JWSI and the 88,560 Common Shares issued upon conversion of TES debt. This number does not include the 1,000,000 Common Shares which may be issued upon the exercise of the Warrants or the 54,750 Common Shares which may be issued upon the exercise of the options held by TES employees. See "Securities."

(2) Pro forma balance sheets assuming acquisition of TES by the Issuer and conversion of TES debt and showing pro forma adjustments are included in their entirety elsewhere in this Prospectus. See "Financial Statements."

                                   BUSINESS
                                   --------

General
-------

     The Issuer was formed as a holding company for TES on June 21, 1996 in connection with the registration of the Shares and Warrants to create a public company with a substantial shareholder base without having to sell shares in a traditional initial public offering (through the shareholder base of Monogenesis). It is also believed that establishing the Issuer as a public company may facilitate acquisitions at some point in the future. No particular acquisition targets have been identified and the Issuer does not currently have the resources to make a material acquisition. See "Risk Factors - Uncertainty and Risks Associated with Future Acquisitions." The Issuer received all of the issued and outstanding shares of stock of TES from TES's shareholders in exchange for 5,450,220 Common Shares and 750,000 Class B Common Shares as of the date of this Prospectus. The number of shares exchanged was determined by TES and Monogenesis taking into consideration the proposed public float and ownership interests. All of the Issuer's current business operations are conducted through TES.

     Of TES's historical revenue, 95% is derived from the sale of products designed and manufactured by TES and further described below. The remaining 5% is derived from rents received from real property owned by TES and some consulting fees. TES sold the rental real estate on September 30, 1996. The consulting fees are very minor as independent revenues; traditionally these fees are encompassed in the design and manufacture of TES's products for a particular customer.

     TES performs original research engineering design, prototype development and testing for its garment production line stitching machines and related equipment. During manufacture and assembly, the arrangement of component parts of a tice (R) product are configured to meet the purchaser's special production line application requirements. Accordingly, most of TES's products are made-to-order pursuant to contractual arrangements with purchasers. See "Business - Products." Generally, a potential customer outlines a need or problem relating to their manufacturing process,

TES reviews the need and estimates the cost to provide the product or solution. See "Risk Factors-Risks Associated with Fixed Price Contracts." Often then TES applies the technology developed pursuant to a contract to other applications or sells the product developed to other parties. See "Business-Products." TES also manufactures replacement parts for its products and a few minor attachments and provides consulting services at hourly rates.

     During the past five years in addition to marketing and selling the conventional product line that it has sold for some time, TES has spent considerable time developing new technology and has obtained three patents, two in 1994 and one in 1995. See "Business-Products." The bulk of research efforts since 1993 have been centered on the electronic gearing technology. This technology was initially developed for the double needle belt loop machine and, by using a computer and servo motors, eliminates approximately 90% of the mechanical parts as well as certain other technical problems associated with the machine. TES also believes the technology has application to many other types of machines including machines used in industries other than the sewing industry such as the spinning industry for which TES is now developing a machine. To date, in addition to the double needle belt loop machine, TES has built "proof of concept" models of the multi-head buttonhole machine, the lap seam felling machine, the plain lock stitch sewing machine and the heavy-duty spinning machine. See "Business-Research and Development."

     TES's success is dependant on its ability to provide solutions to the sewing industry (and, to a certain extent, some other industries) through its existing products or by developing new or enhanced products. TES generally employs five engineers, but expects to employ more in the future. In addition, Mr. Tice has worked in the business for more than 30 years and has substantial experience in designing solutions and estimating the costs of providing solutions. Recently in light of the rapid changes management expects will occur in TES's business resulting from the development and exploration of the electronic gearing technology, TES has hired additional key personnel who it believes have the ability to run the business.

     John Burchill is currently acting as TES's general manager. He has worked in the sewing machine industry for approximately 35 years and was previously Manager of New Products and Technical Services for Brother International Corp., the U.S. division of Brother Industries, Ltd., one of the world's largest sewing machine manufacturers.

     Eric Watson has accepted employment with TES as Electronics Manager. Mr. Watson received his B.S.E.E. from Northeastern University, College of Engineering, in Boston, Massachusetts in 1989. From 1983 (prior to receiving his degree) through November of this year, he has been employed as a project and design engineer for Loral Hycor, Inc., in Woburn, Massachusetts which is a defense contractor selling products to the government and commercial industries.

Products
--------

     TES sells various products mainly to the sewn products industry. Many of its products are covered by patents which generally provide protection for seventeen years from date of issue. TES's basic products include:

     1) Twin Needle Belt-Loop Sewing Machines -- This machine takes pre-sewn belt loop material, which is in lengths of 50 to 150 feet, and feeds the belt loop out to the proper length, cuts the belt loop and folds both ends under by way of turning pins. Next, the operator activation presents the pre-cut, pre-folded belt loop to the pants waistband whereupon two air-operated presser feet descend upon the folded belt loop ends, the turning pins retract and both ends of the belt loop are sewn on simultaneously. The presser feet return to the up position, the operator moves the garment and the process is repeated. TES has developed a prototype of the Twin Needle Belt-Loop Sewing Machine, which uses the new electronic gearing technology. It is covered by TES's patent #5,458,075 which was issued on October 17, 1995.

     2) Ergonomic Stands -- These stands are either pneumatically or electronically activated by the operator who can move the table top up and down, stopping at any desired height, thus helping production and physical approach to the machine/stand combination. These stands are covered by TES's patent #5,313,892 which was issued on May 24, 1994.

     3) Single Needle Belt-Loop Machines -- This machine takes pre-sewn belt loop material which is in lengths of 50 to 150 feet. The machine feeds the belt loop out to the proper length, cuts the belt loop and folds both ends under by way of turning pins. Next, the operator activation presents the pre-cut, pre-folded belt loop to the pants waistband whereupon two air-operated presser feet descend upon the folded belt loop ends, the turning pins then retract, one end of the belt loop is sewn, the unit indexes and the opposite end of the belt loop is sewn. The presser feet return to the up position, the operator moves the garment and the process is repeated. All patents, if any, on this product have expired.

     4) Button Hole Indexers -- This unit uses a conventional single head buttonhole machine. The operator places a shirt panel with the placard already formed at the beginning position on the buttonhole indexer moving plate and engages the starting button. The first buttonhole is sewn, upon completion the shirt panel is indexed the proper distance where the second buttonhole is sewn, it is once again indexed and this process continues through six, seven or eight buttonholes. The panel is then removed and the operator starts the process again. All patents, if any, on this product have expired.

     5) Takeaway Mechanisms -- These mechanisms are built to customer specifications and are used for the purpose of moving parts or full garments from one point to another. This product is covered under TES's patent #5,303,910 which was issued on April 19, 1994.

     6) Indexing Stackers -- Indexing stackers incorporate the patented take-away and pick-up device described in patent #5,303,910 where as the pick-up / take-away mechanism moves the particular part to a predetermined position where it is placed, the stacker then moves so that the next part picked up by the take-away is placed in a different stack, the indexer then returns to the original position to await receipt of the next part. The sequence is then repeated.

     7) Label Loader Folders -- The label loader folders feeds a label from a hopper to a folding mechanism that folds the label, if required. It presents the label to the sewing machine which is then activated, the label is sewn on the garment. The label loader repeats the process. This product is covered by TES's patents #4,677,923 and #4,979,934 which were issued on July 7, 1987 and December 25, 1990 respectively.

     8) Automatic "J" Tackers -- The term automatic "J" tacker is a generic term for a machine designed to make one tack then shift and place a second tack automatically. These tacks are normally placed in positions on garments that require additional reinforcement to add strength. Patents on this product, if any, have expired.

     9) Belt-Loop Winders -- During the process of manufacturing a belt loop in lengths of 50 to 150 feet, the belt loop winder winds the belt loop up on a reel (very similar in appearance to a movie reel that film is wound on). These reels are then taken to a belt loop machine where the belt loop material is then pulled off these reels by the belt loop sewing machine. No patents exist on this product.

     10) Needle Positioners -- Needle positioners are air operated units that are retrofitted to existing conventional sewing machines. This unit when activated positions the needle up and out of the sewn work. This process was traditionally done by the operator turning the pulley hand wheel. This product is covered under TES's patents #4,271,775 and #4,270,474 which were issued on June 9, 1981 and June 2, 1981 respectively.

     11) Pocket Creasers -- The pocket creaser takes the pre-formed and cut pocket material and first folds it, then creases it by means of heat so that the operator can sew the pocket in a closed fashion into the garment or, in the case of a back pocket, onto the outside of the garment. No patents exist on this product.

     12) Pneumatic Circuit Boards -- This technology was discovered in the mid-1970's at which time TES was only one of two companies (that TES is aware of) who were capable of manufacturing multi-level pneumatic circuit boards. Basically, the circuit boards are multi-layered acrylic sheets that are grooved and ported to facilitate the flow of air to specific ports in a valve configuration. This technology to air is similar to an electronic printed circuit board and greatly enhances the capability of pneumatic operations. No patents exist on this technology although the circuit boards created were copyrighted from 1976 to 1986 at which time the use was greatly reduced as TES converted to electronics.

     13) Air Operated Clamp Lifts -- The function of the air operated clamp lift is to semi-automate tacker sewing machines. The clamp lift controls the raising and lowering of the presser foot and the engaging of the sewing machine into the sew cycle. TES's patents on this product have expired.

     14) Electronic Gearing Components for Sewing Machines -- The technology referred to as electronic gearing is the ability to coordinate to within one-eighth of one degree the accuracy between the needle and the bobbin hook assembly of a sewing machine. TES believes that this technology has many applications and is used in the Twin Needle Belt-Loop Sewing Machine which operates as described above and is covered by TES's patent #5,458,075 issued on October 17, 1995.

     During fiscal year 1996, sales of the Label Loader Folders contributed 17% to consolidated revenues with sales of the folders divided between three different models, contributing 14%, 1.6% and 1.4%, respectively. During fiscal year 1995, sales of the Label Loader Folders constituted 21% of revenues, split between two models at 18.6% and 2.4% each. There were no products which contributed 15% or more revenues during fiscal year 1994. Management expects that products containing the electronic gearing technology will become its dominant products over the next several years.

     Historically, TES has primarily designed and manufactured special application equipment and attachments for denim (blue jeans) and work wear manufacturers. It also has manufactured equipment for other types of sewing manufacturers that produce drapery products; upholstery; shoes; sewn medical supplies; boat, car and aircraft interiors; and general apparel. Currently, TES receives approximately 80% of its annual revenue from the sale of products from three denim and work wear manufacturers -Levi Strauss & Co., Wrangler, Inc. and A.B. Fab Company and substantially all of its license fee and royalty revenue from one customer, Brother. The loss of any of these customers could materially affect TES's revenues and net income. See "Risk Factors - Dependence on Limited Number of Customers." However, management believes that, as it further develops uses for the electronic gearing technology, such as the spinning machine it is now developing, TES's dependence on a few customers or segment of the sewing industry will lessen or disappear.

     TES has granted Brother Industries, Ltd. ("Brother") of Nagoya, Japan, a nonexclusive license to make, assemble, use and sell products (consisting of up to 12 categories of industrial sewing machines) incorporating the electronic gearing technology and related additional technology which may be developed by TES. TES is also required to provide Brother with technical assistance and training. In return for the license, if certain conditions are met, TES is entitled to license fees of up to $6,000,000 in addition to royalties. Brother is required to pay TES an initial license fee of $250,000 (corresponding to the first category of machines) and has agreed to pay TES $250,000 within 30 days of the date of the first commercial shipment of a product in any of the remaining eleven categories and $250,000 within 60 days of the date the aggregate net sales of products in a category equals $30,000,000. In addition, TES is entitled to a continuing royalty of 2% of net sales, 1.75% of net sales relating to additional "know-how" provided by TES to Brother and 80% of any sub-license income of Brother relating to the TES technology during the life of patent or any continuation thereof. Brother is required to pay TES additional fees at TES published rates for technical assistance and training. Brother has developed machines in two categories which it is advertising and promoting at trade shows.

     TES is also in various stages of formal and informal negotiations with various other manufacturers of equipment for the sewing and spinning industry for the license of the electronic gearing technology.

Patents
-------

     TES's success depends in large part on its ability to exploit its existing patents and to obtain additional patents on similar or new technology. TES currently has eight patents under which it is producing products and is working on designs for additional products. See "Business- Research and Development." The patents have expiration dates ranging from 1998 to 2012. TES also sells products on which it holds patents that have expired. See "Business - Products." TES is currently working on obtaining patent protection in countries other than the U.S. on its electronic gearing technology.

     There can be no assurance that foreign patents will be approved, that TES will develop additional proprietary products that are patentable, that any patents issued to TES will provide TES with competitive advantages or will not be challenged or that the patents of others will not prevent the commercialization of products incorporating the technology. Furthermore, there can be no assurance that others will not independently develop similar products, duplicate TES's products or design around its patents. Any of the foregoing could have a material adverse effect on TES's results of operations and financial condition.

     Litigation, which could result in substantial costs to TES, may also be necessary to enforce its patents or to determine the scope and validity of third party proprietary rights. If competitors or customers of TES that claim technology also claimed by TES prepare and file patent applications, TES may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial costs to TES, even if the eventual outcome is favorable. Any such litigation or proceedings, regardless of outcome, could be expensive and time consuming or subject TES to significant liability, require disputed rights to be licensed from third parties or require TES to cease using the technology, all of which could have a material adverse effect on TES's results of operations. TES does not know of any threatened challenges to any of its patents.

Research and Development
------------------------

     TES primarily provides solutions to production or ergonomic problems of its customers which are primarily sewing manufacturers and produces and markets such products or technology. It also modifies existing products and markets them for different applications. When a sewing manufacturer or other customer comes to TES with a problem, TES will generally consult, build and then manufacture a piece of equipment designed to eliminate or lessen production or ergonomic problems or enhance production capabilities. Once the piece of equipment has been designed and produced as required by the customer, TES generally retains rights to the design and then offers the equipment and technology to the industry as a whole. In many cases, TES obtains a patent on the process to protect its rights. See "Risk Factors - Dependence on Patents and Ability to Protect Proprietary Products."

     At the present time, TES is in the process of designing and building the following equipment:

     . A custom designed pickup and delivery system for a bedding manufacturer.

     . An apparatus to automatically inflate soccer balls for a sporting goods manufacturer.

     . A special system to rotate heating dryers for silk screen printing for the same sporting goods manufacturer.

     . A unit to cut belt loop and other like materials to obtain a point cut on both ends.

TES is also in the process of designing the following equipment which uses TES's newly patented electronically gearing technology:

     .    A multi-head button hole machine.

     .    A multi-head button sewing machine.

     .    A felling machine.

     .    A single needle plain sewer.

     .    A heavy-duty spinning machine.

TES incurred research and development expenses of $140,990, $192,364 and $196,963, respectively in fiscal years 1994, 1995 and 1996, of which the 1995 and 1996 expenses were additionally reduced by reimbursements of $150,000 in each year under the Joint Development Agreement described below. TES has incurred research and development expenses of $97,213 during the first nine months of fiscal year 1997.

     With respect to the felling machine, TES entered into a Joint Development Agreement with a denim clothing manufacturer to develop a felling machine suitable for inseaming jeans using the TES computer controlled sewing mechanism. Under the agreement, TES retains ownership of the technology, but granted the manufacturer a nonexclusive, paid-up license to the jointly developed felling machine. The manufacturer paid TES a fee of $300,000 to develop the felling machine. In return, in addition to the license, it has the exclusive right after production of the first felling machine to purchase the resulting felling machines so long as it purchases a minimum of the lesser of TES's entire production or 249 machines during each year. The cost of each machine is as agreed to from time to time, but in no event in excess of $20,000 per machine. With respect to felling machines sold to any other person, the manufacturer is entitled to receive a royalty of 4% of the gross selling price until such time as it has received an amount equal to the amount paid by it to develop the product plus interest at a rate of 10% per annum. TES currently has a first generation prototype of the felling machine in operation, which is considered 75% complete. In November, 1996, the manufacturer requested that the work be put on hold; development work is expected to resume in April 1997.

Market
------

     TES's customers are primarily, but not exclusively, apparel manufacturers. In addition to providing products used in apparel manufacturing, TES has designed and built special equipment for Ford Motor Company, Lockheed Aerospace, Camel Tent and Awning, and California Sail and Rigging as well as a number of furniture manufacturers and medical supply companies. An example of special equipment that TES has produced is an automated soccer ball inflater. TES is currently developing a heavy-duty spinning machine for the spinning industry. These types of sales make up approximately 1% of TES's revenues.

     TES currently markets primarily to the apparel industry. It sells its products and services directly to end users as well as by means of a dealer network of approximately 125 dealers worldwide. In addition, TES advertises monthly in one or more of the apparel industry's international trade magazines. TES also regularly attends apparel industry trade shows as an exhibitor to display its equipment and technology. TES exhibited at a trade show in Japan in May 1996 and at the Bobbin Show in Atlanta in October 1996. It also plans to exhibit at the 1997 Apparel Show of the Americas in Miami in March 1997 as well as the IMB Show in Cologne, Germany in May 1997.

Backlog
-------

     TES estimates that its backlog orders believed to be firm as of March 31, 1996 and 1995 were $780,000 and $612,000 respectively. The backlog on March 31, 1996 has been completed. Backlog orders believed to be firm as of February 20, 1997 were $219,300. TES estimates that such backlog will be completed by the end of May 1997.

Competition
-----------

     Management believes that all of the large Japanese and most of the other manufacturers of equipment for the apparel industry maintain research and development departments which perform research along the same lines as TES. All of these companies are much larger than TES and have much larger research and development facilities. See "Risk Factors -Potential Adverse Effects of Competition." In addition, management estimates that there are four companies of approximately the same size as TES that provide similar services and products. TES's management is also aware of two companies in Europe which perform similar services, but does not know the size of the companies.

     Like TES, most of these competitors perform research and development at a customer's request. TES has found that its competitors have designed products similar to TES's Single Needle Belt Loop Machine, Ergonomic Stands and Pocket Creasers to which extent there is direct competition with these TES products, although one of TES's largest competitors has licensed the patented electronic gearing technology from TES as opposed to trying to develop its own technology. Generally, the market in this industry is targeted through advertising in trade journals and attendance at trade shows such as the Bobbin Show. The principal methods of competition, in addition to technology, are price, workmanship, overall machine performance and service offered.

Manufacturing
-------------

     TES generally manufactures all prototype products which it develops pursuant to service agreements and manufactures the already developed products it offers. It also sometimes manufactures the final products under such contracts for the customer. However, TES's general policy has been to outsource manufacturing of components (such as nickel and chrome plating for the ergonomic stands) which for various reasons create environmental hazards. So far TES has found that it has generally been less expensive to outsource when the environmental compliance costs are factored in. In the event that TES were no longer able to outsource the manufacture of these components or products, it would most likely change the finish. TES has no current plans or perceived need to make any material capital expenditures for environmental control.

     TES's facility has the machining capabilities of sawing, milling, welding, brazing, sanding, surface grinding, drilling, tapping, threading, turning (lathe), riveting, bending, heat treating and painting. TES maintains an assembly department which consists of eight assembly stations, each with an assortment of hand tools, electronic and air-driven power tools, vises, air supply and electronic requirements. In addition, the assembly department has two stations designated for the assembly of electronic circuit boards and components. During manufacture and assembly and prior to shipment, each product manufactured by TES goes through a series of quality checks.

     TES maintains an in-house inventory of all parts it manufactures and approximately 80% of the components supplied by outside vendors. Approximately 25% of components of TES products are vendor supplied. TES generally uses components supplied by a number of different sources and is therefore not predominantly dependant on one supplier of any component of any of its products.

In addition, with the exception of a few items such as P.L.C.s (programmable logic controller, i.e. mini computer), PC computers, electric motors and electric switches (which are available from numerous suppliers), TES has the capability of manufacturing the components used in its products. Raw materials are also available from many suppliers.

Property
--------

     Until September 30, 1996 when it was sold, TES owned a small retail shopping facility (commonly known as a strip center) in Knoxville, Tennessee. The land and building were valued at $755,000 on TES's balance sheet. The property was sold for $825,000. The proceeds were primarily used to pay off bank loans. TES uses approximately 20,000 square feet of the total 33,000 square feet available at the strip center for its operations and under an oral agreement with the buyer may remain in the space rent free until May 1997. The rent free space added a prepaid rent benefit to TES valued at $32,000. The rent benefit is expensed each month at the rate of $4,000 per month. After the expiration of the rent free period, TES may continue to rent the space on a month to month basis at a rate to be negotiated (which is expected to be in the vicinity of $4,000 per month). Of that space, the manufacturing area consists of 18,000 square feet, 2,000 square feet of which constitute research and development operations. The remaining 2,000 square feet houses the administrative offices.

     TES also owns approximately 5.71 acres of undeveloped land approximately one quarter mile from the existing facility. To meet anticipated growth needs, TES plans to build a 55,000 square foot building consisting of 40,000 square feet for manufacturing and assembly and 15,000 for research and development and administrative offices on the land. TES has architectural drawings of the proposed facility and, assuming sufficient capital is available, expects the facility to be complete by September or October 1997. See "Risk Factors - Lack of Working Capital." Based on bids received from contractors over the last three months, the costs of construction of the building are estimated to be $1,600,000. In the event that TES were unable to remain in its current space until its new facility is built, management believes that there is adequate available space in the Knoxville area and that this would not create a problem for TES. TES has no unusual space requirements.

     TES's machinery and equipment consists of saws, mills, welding and brazing equipment, sanders, surface grinders, drill presses, tapping and threading machines, lathes, riveting and binding equipment, heat treating ovens and painting equipment, hand tools, electronic and air-driven power tools, vises, air compressors and electronic testing equipment. TES's machinery and equipment is valued at $518,000 on TES's balance sheet. Management believes replacement costs would be closer to $1,000,000.

Employees
---------

     TES is a non-union shop with eighteen hourly employees. It also has eight salaried employees. TES employees are machinists, welding specialists, electronic specialists, assembly personnel, shipping and inventory personnel, clerical workers, electronic and mechanical engineers and sales and service personnel. Approximately 70% of TES's employees have been employees of TES for at least ten years.

History
-------

     TES was founded by Richard E. Tice (William Tice's father) in 1964 as a contract designer and manufacturer of specialized, pneumatically operated garment sewing equipment. Richard Tice had entered the garment making industry in 1916 as a 13 year old apparel factory worker and worked through the years as a sewing machine mechanic and equipment innovator, obtaining his first patent in 1950. William A. Tice began working in his father's firm in the 1960's when he was a teenager. Upon his father's retirement in 1972, William Tice began running the business and in 1973 incorporated as Tice Engineering and Sales, Inc. Mr. Tice purchased the last of his father's shares in TES in 1979 and purchased shares held by his mother in 1995. William Tice obtained his first patent in 1975.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 ---------------------------------------------

     The following is management's discussion and analysis of TES's financial condition and results of operations for the nine month periods ended December 31, 1996 and 1995 and the years ended March 31, 1996, 1995 and 1994.

Analysis of Operations
----------------------

Nine Months Ended December 31, 1996 Compared to Nine Months Ended
-----------------------------------------------------------------
December 31, 1995.
------------------

     Net sales revenue for the first nine months of fiscal year 1996 (the "1996 Period") was $961,721 compared with $898,371 for the first nine months of fiscal year 1997 (the "1997 Period"). The differences in net sales revenue between the periods was primarily due to differences in volume of orders among TES's products. The changes in net sales revenue from one period to the next is generally based on fluctuations in customer orders arising out of customer needs and budgets and since much of TES's products are not products which are replaced annually, similar orders from the same customers may not appear during the next year. The fluctuations in orders affect sales volumes of various products accordingly. In order to maintain competitive prices, management does not generally make changes in sale price from year to year which are greater than 10% and do not generally affect sales volume. Reduction in volume of sales of a particular product reduces profit attributable to that product for the period.

     The 1996 Period sales included $242,351 (25% of sales) of Label Loader/Folders, $220,601 (23% of sales) of Ergonomic Stands, and $181,737 (19% of sales) of Automatic J-Tackers whereas the first nine months of 1997 did not contain comparable sales. For the 1997 Period, net sales revenue primarily consisted of $327,188 (36% of sales) of Label Loader/Folders, up significantly from the 1996 Period, and $180,098 (20% of sales) of Automatic J-Tackers. The Label Loader/Folders are part of TES's regular product line on which it holds a patent and are ordered periodically by its customers. Sales of Ergonomic Stands were $87,945 which were down significantly from the same period of the previous year. Sales of particular equipment, such as the Label Loader/Folders or Ergonomic Stands, fluctuate as they are sometimes ordered by an apparel manufacturer in large quantities in one quarter to replace or update their existing equipment within their budget period and such sales can easily affect the total sales dollars of one period versus another. TES typically does not have sales equally divided throughout the year and the timing of large sales vary from year to year. The remaining revenues from each of these periods were generated from sales of a mix of TES's other products (primarily Single Needle Belt Loop Machines) and parts replacement sales.

Management believes that less than 5% of TES's products will become obsolete in the next 24 months. Most of TES's main products are patented providing some protection from competitors. In addition, although management expects its larger customers to purchase products containing the electronic gearing technology instead of certain other TES products, management believes that many of its smaller customers or customers located in third world countries will not be able to afford the equipment using the new technology and will continue to purchase traditional products. Management believes that the new electronic gearing technology will only replace approximately 10% of its existing product line in the near future. In addition, management believes that the decrease in sales for the 1997 Period as compared to the period of the previous year was primarily due to the adverse effect of TES's development of the new electronic gearing technology on sales of existing products. Some of TES's customers have indicated that they are holding orders for traditional equipment anticipating a conversion to the new technology. Specifically, certain customers have indicated that they may want to order the Twin Needle Belt Loop Machine, the Off-the-Arm Lap Seam Felling Machine, the Button Hole Machine and the Button Sewer incorporating the electronic gearing technology. TES is currently testing production machines using the electronic gearing technology and management believes that it can deliver production models of the Twin Needle Belt Loop Machine in early spring of 1997.

     Cost of sales for the 1996 Period amounted to $653,294 compared to $621,623 for the 1997 Period. Gross profit for the 1996 Period was $308,427 as compared to $276,748 for the 1997 Period. This represents a decrease in the gross profit margin from 32% for the 1996 Period to 31% for the 1997 Period. Gross profit margin was lower in the 1997 Period due to an increase in direct material purchases in the 1997 Period for orders to be shipped in the fourth quarter. This is reflected in the cost of direct materials increasing from 41% of sales in the 1996 Period to 42% of sales in the 1997 Period. Direct overhead costs also increased from 7% of sales in the 1996 Period to 10% of sales for the 1997 Period. This increase was largely the result of increased clerical salaries and related payroll tax due to the hiring of a new general manager as well as rent expense of $4,000 per month allocated to direct overhead after the sale of the shopping center on September 30, 1996, to account for a rent benefit received. Other direct costs showed only slight reductions between the two periods. Direct labor in production and assembly represented 11% and 10% respectively for the 1996 and 1997 Periods. Sales and service salaries amounted to 9% and 7% of respective sales for the 1996 and 1997 Periods.

     TES incurs research and development ("R&D") costs on an ongoing basis to design and develop new equipment as well as to improve existing equipment. R&D costs are expensed as incurred. Costs incurred in the 1996 Period amounted to $176,679, of which $150,468 was related to a Joint Development Agreement with a denim clothing manufacturer to design an inseam felling machine on a non-exclusive basis. These costs were offset by $150,000 in reimbursements from the manufacturer resulting in nonreimbursed R&D costs of $26,679. The receipt of the $150,000 in this period was the last of the scheduled $300,000 reimbursements under the Joint Development Agreement. TES is required to complete final design and development of the felling machine at its expense. Although the equipment is in the first generation prototype stage and is considered to be 75% complete in November 1996, the denim clothing manufacturer requested that the work be put on hold; development is expected to resume in April 1997. TES expects to incur approximately $250,000 in R&D costs to complete development of the felling machine under the agreement. Due to this delay by the manufacturer, direct labor and expenses decreased accordingly with labor expenses alone decreasing from $123,897 in the 1996 Period to $78,322 in the 1997 Period. This resulted in a lower R&D cost for the 1997 period of $97,213 but with no reimbursements to offset it. Of the 1997 Period costs, $47,971 related to the Joint Development Agreement. Future periods will continue to result in additional R&D costs as a result of equipment design and development as described in "Business - Research and Development." The inseam felling machine being developed under the Joint Development Agreement uses the same technology as the electronic gearing and therefore can be developed simultaneously with costs incurred benefiting other projects as well.

     Selling, general and administrative expenses increased from $318,647 in the 1996 Period to $343,201 in the 1997 Period. This represented an increase from 33% of sales revenue in the 1996 Period to 38% of sales revenue in the 1997 Period. While many expenses decreased in the 1997 Period compared to the 1996 Period, a few categories of expense showed significant increases.

     Subsequent to the sale of TES's Westwind Jet in November 1995, airplane expenses decreased from $69,015 in the 1996 Period to $21,266 in the 1997 Period. The decision to sell the aircraft was based on the need for additional working capital and to reduce debt, as well as the high market conditions which allowed the aircraft to be sold at a price higher than TES paid four years earlier. The 1997 Period airplane expenses were incurred as the need arose to charter aircraft after the sale of the airplane. Management found that, under certain circumstances, it is less expensive to charter aircraft than to take a commercial flight, especially when there are several people traveling, often by saving hotel and other costs if a one-day trip is not possible using commercial airlines. However, in the 1997 Period, some trips were made at times when local aircraft were not available for charter, or the destination was outside the country as in the trade show TES attended in Japan. These commercial travel needs contributed to the increased travel and related expenses from $15,479 in the 1996 Period to $28,696 in the 1997 Period. The trade show in Japan takes place only once every three years.

     Advertising and promotions decreased slightly from $53,534 during the 1996 Period to $47,447 during the 1997 Period resulting from two potential licensees displaying TES's electronic gearing technology at the trade show in Japan at their expense during the 1997 Period. This show resulted in the finalization of the license agreement with Brother. See "Business -Research and

Development." Commission expense decreased significantly from $11,719 to $550 for the 1996 and 1997 Periods respectively as TES did not use the services of a consultant that it had used during the 1996 Period. Patent expenses amortized during the 1997 Period increased to $3,411 from $1,569 during the 1996 Period as TES began amortizing the patent expenses relating to the electronic gearing technology for which the patent was issued in October 1995. Legal and accounting expenses decreased from $16,025 during the 1996 Period to $617 during the 1997 Period (the majority of the fees incurred in the 1997 Period were directly related to the registration and are an expense of the Issuer with a comparable amount reflected as a receivable due from the Issuer to TES.

     Indirect labor (payroll and benefit costs) increased from $105,202 in the 1996 Period to $175,825 in the 1997 Period due to the addition of key employees and allocation of a lesser amount of officer's salary to R&D expenses as Mr. Tice began devoting more time to developing the Issuer and less time to R&D.

     Rent expenses substantially increased from $270 in the 1996 Period to $6,000 in the 1997 Period as TES began to incur rent expenses after the sale of the shopping center in September 1996, although no payments of rent will be made until June 1997. TES negotiated eight months of rent-free occupancy as part of the purchase price of the property which is reflected on the balance sheet in prepaid expenses. The $4,000 per month rent expenses beginning in June 1997 should not substantially affect TES's results of operations and cash flows since the addition of the rent payments is offset by reduction of approximately $6,500 per month interest payments and $3,400 principal payments due to the payoff of the Home Federal Bank loan with proceeds of the sale of the real property. The sale of the shopping center also resulted in the prepayment of TES's pro rata share of property taxes on the property sold in September 1996 which taxes were not paid until a later period in the previous year. This change in timing is reflected in the increase of taxes - other from $10 for the 1996 Period to $9,699 in the 1997 Period.

     Other income increased net income by $16,059 in the 1996 Period and by $424,754 in the same period of 1997 through the sale of fixed assets. In the 1996 Period, TES realized a gain of $105,593 from the sale of the aircraft in November 1995 and, in the 1997 Period, a gain of $500,363 from the sale of the shopping center in September 1996. Income (expense) related to the rental property went from net expenses of $1,601 for the 1996 Period to $2,300 of net income in the 1997 Period as a result of the shopping center sale which reduced depreciation, property tax and insurance expenses although the 1997 Period did include rental expense of $6,000 for TES's continued occupancy in the center after the sale. TES expects to continue to incur rental expenses of $4,000 per month until it has moved to its own building.

     Interest expense on long term debt decreased from $75,164 in the 1996 Period to $66,700 in the 1997 Period as a result of the elimination of approximately $790,000 of debt with the proceeds from the sale of the shopping center. Interest to related parties in the 1996 Period amounted to $12,953 which was accrued for interest due to William Tice, a company officer, for funds he loaned to TES for working capital at a 10% interest rate. Interest to related parties in the 1997 Period amounted to $11,212 of which $5,767 was accrued for interest due to William Tice, and $4,970 for interest due to Billie Joe Clayton, both of whom are company directors; and $475 for interest due to John Burchill, a company employee. The interest due was for funds loaned to TES at 10% interest for additional working capital, all of such debt is unsecured and subordinate to other debt of TES. The debt is in the form of 90 days renewable notes. The debt to Mr. Burchill and Mr. Clayton was converted to Common Shares of the issuer at $3.00 per share as of the date of this prospectus.

     The average amount of outstanding debt for the 1996 Period was $1,204,198 at an average interest rate of 9.75% while the average amount of outstanding debt for the 1997 Period was $997,844 at the same average interest rate. The amount of outstanding debt was reduced significantly on September 30, 1996 when approximately$790,000 was paid to one of TES's lenders in satisfaction of several loans.

     TES had a net loss of $20,840 in the first nine months of fiscal 1996 compared with net income before provision for income taxes of $261,088 in the first nine months of fiscal 1997. The gain for the 1997 Period is primarily attributable to the sale of the real estate on September 30, 1996. After the provision for income taxes, TES had a net loss of $16,586 for the 1996 Period and net income of $251,771 for the 1997 Period. The 1996 Period reflects $121,444 in deferred tax assets divided as short and long term, and the 1997 Period reflects $102,337 in deferred tax assets all of which are short term. These deferred tax assets are a result of tax loss carryovers from prior loss years. Prior to the second quarter of the 1997 Period deferred tax assets were recognized at a 15% tax rate as it was expected that TES would have taxable income in future years of $50,000 or less per year. Upon the sale of the shopping center in the 1997 Period which generated a substantial gain, and the execution of the license agreement with Brother which will generate an initial license fee of $250,000 and periodic license fees of $250,000 (if equipment using the licensed technology is sold and reaches certain sales levels) plus royalties (with no significant additional costs incurred), as well as the normal income received from operations, management believes that TES will realize the balance of the deferred tax asset prior to the end of the 1997 Period; therefore, the deferred tax asset is treated as a current asset and no valuation allowance is made. The tax rate recognized is 34% at the December 31, 1996 period as required in accordance with Accounting Principles Board Opinion 20, "Accounting for Changes in Accounting Estimates" as well as FAS 109 "Accounting for Income Taxes" in which deferred tax assets are valued at the tax rate expected to apply to taxable income in the period in which the asset is realized.

     The auditor's report on the audited financial statements of TES for the year ended March 31, 1996, originally dated May 23, 1996, contained an explanatory paragraph noting substantial doubt about TES's ability to continue as a going concern. Since that time, TES has realized substantial gains from the sale of company assets, has retired a substantial portion of both short-term and long-term debt and has entered into a licensing agreement with a sewing machine manufacturer which will provide net operating income for the year end March 31, 1997 and which management believes will generate $3,000,000 in license fees (in addition to royalty income) over the next three years. Because of this new information, the auditors' have removed this going concern explanatory paragraph from their report and re-issued the financial statements, dated February 10, 1997.

     Certain amounts in the December 1995 income statements have been reclassified from general and administrative expenses to cost of sales, applied overhead, research and development and rental property expenses to be consistent with the December 1996 interim (unaudited) financial statements. See "Financial Statements."

Year ended March 31, 1996 Compared with Years Ended March 31, 1995 and 1994
---------------------------------------------------------------------------

     Net sales revenue for 1996 was $1,242,558 compared to $1,239,854 for 1995, and $1,308,708 for 1994. In fiscal year 1996, sales of the Label Loader/Folders constituted 17% of sales revenue. The sales were divided among three models - 14%, 1.6% and 1.14%. In fiscal year 1995, sales of Label Loader/Folders represented 21% of sales revenue, divided between two models -18.6% and 2.4%. Sales of no other products represented 15% or more of sales revenue in either year. In fiscal year 1994, a variety of products and parts replacements were sold with sales of no one product constituting 15% or more of sales revenues. Revenues from services such as providing seminars, on-site installation fees and non-warranty equipment repair amounted to less than 1% of sales in each of the periods listed.

     Cost of sales have decreased in each succeeding year since 1994. Cost of sales amounted to $808,161 in 1996, $867,702 in 1995 and $999,797 in 1994. Gross
profit margin was $434,397 for 1996 as compared to $372,152 for 1995 and $308,911 for 1994. The gross profit margin improved in each of these years going from 23.6% in 1994 to 30.1% in 1995 and 35% in 1996. This improvement was largely due to the lower material costs which reduced in proportion to gross sales, material costs also reduced due to the type of sales made since certain products, such as Ergonomic Stands, contain less costly materials. In addition, management has worked to consolidate material purchases to obtain better volume discounts from suppliers. Another significant factor in the reduction of cost of sales was the reduction in sales and services salaries in fiscal year 1996 due to the loss of sales/service personnel late in the year who were not replaced until the following year.

     TES incurs R&D expenses on an ongoing basis to design and develop new equipment as well as to improve existing equipment. R&D costs are expensed as incurred. Costs incurred in fiscal year 1996 amounted to $196,963 of which $160,633 were related to a Joint Development Agreement with a denim clothing manufacturer to design an inseam felling machine on a non-exclusive basis which was offset by the receipt of $150,000 in reimbursements from the manufacturer. The remaining R&D costs for fiscal year 1996 were $46,963. In fiscal year 1995, TES had R&D expenses of $192,364 of which $150,468 were related to the same Joint Development Agreement and were also offset by the receipt of $150,000 in reimbursements from the manufacturer, resulting in remaining R&D costs of $42,364 for fiscal year 1995. During fiscal year 1994, TES incurred R&D costs of $140,990. These costs were not related to any joint development agreement and, therefore, were not offset by any reimbursements. The R&D costs for fiscal year 1994 were primarily related to development of the electronic gearing technology. The Joint Development Agreement with the denim clothing manufacturer also involves the same technology. Under the terms of the Joint Development Agreement, the denim manufacturer was responsible for reimbursing TES for costs of up to $300,000. Any additional development costs of the inseam felling machine are at the expense of TES. The equipment related to this agreement is in the first generation prototype stage and is considered to be 75% complete. The denim clothing manufacturer requested in November 1996 that the work be put on hold; development is expected to resume in April 1997. Future periods will continue to result in additional R&D costs as a result of equipment design and development as described in "Business - Research and Development." The design of the inseam felling machine used the electronic gearing technology and, therefore, design advancements and knowledge obtained can relate to many projects.

     Selling, general and administrative expenses increased from $278,632 in 1994 to $264,592 in 1995 to $368,149 in 1996. These expenses were 21% of sales revenue in 1994 and 1995 as compared to 30% of sales revenue in 1996. The increase in expenses for fiscal year 1996 was due mainly to increases in airplane and travel related expenses, legal and accounting fees and clerical salaries.

     Airplane and travel related expenses increased from $45,101 in 1994 to $58,874 in 1995 to $93,776 in 1996. The large increase in fiscal year 1996 was due to $20,000 of expenses incurred due to mandatory aircraft maintenance required by the Federal Aviation Administration. An additional $8,000 was incurred in 1996 to rent a van to take a prototype Electronically Geared Sewing Machine to various customer locations to introduce the equipment to the market. The company aircraft was sold in November 1995, but additional airplane expenses were incurred as aircraft was chartered as needed to cover trips which would have otherwise required overnight stays and other expenses which would have been incurred to travel via commercial airlines.

     The amount of patent expenses amortized increased from $72 in 1994 to $1,223 in 1995 when the patents issued on the "Takeaway Mechanism" and the "Ergonomic Stand" allowing for amortization of related costs. Patent expenses increased again to $4,042 in 1996 when the patent for the "Electronic Gearing Technology" issued in October 1995 and the related expenses began to be amortized. Legal and accounting expenses increased from $5,808 in 1994 to $8,300 in 1995 to $33,056 in 1996. The increase was due to the expenses associated with preparing the licenses for the new electronic gearing technology as well as consultations with attorneys and accountants relating to this registration statement. Indirect labor (payroll and benefit costs) amounted to $91,088 in 1994, $59,617 in 1995 and $94,490 in 1996. Payroll and benefit costs represented 7% of sales revenue in 1994 compared to 5% in 1995 and 8% in 1996. The lower indirect labor costs in 1995 were largely due to the loss of a purchasing agent, who has since been replaced, and the allocation of some clerical staff salaries to R&D during that period.

     Other expenses amounted to $110,371 in 1994 and $100,449 in 1995 while TES has other income of $5,332 in 1996. The other income for fiscal year 1996 was the result of the sale of the company aircraft in November 1995 for $105,593 as well as additional income of $7,275 received in commissions on outgoing freight. The rental property generated net expenses of $19,591 in 1994 and net income of $9,918 in 1995 as vacant buildings were rented then in 1996 net income from rental property decreased to $3,151 due to the vacancy of a large area during remodeling for a large dry cleaning outlet.

     Interest to related parties in fiscal years 1994, 1995 and 1996 was $4,105, $15,326 and $16,312, respectively, which constituted accrued interest due to William Tice, a company officer, for funds loaned to TES for working capital at a 10% interest rate. Such debt is in the form of 90 day renewable notes and is unsecured and subordinate to other debts of TES. Other interest expense for debt to unrelated parties increased from $87,400 in 1994 to $96,446 in 1995 then decreased to $94,551 in 1996. The average debt for fiscal year 1994 was $1,112,700 at an average interest rate of 8.58% as compared to the average debt for fiscal year 1995 which was $1,245,300 at an average interest rate of 9.27%, and an average debt for fiscal year 1996 of $1,177,500 at an average interest rate of 9.75%. The reduction in interest paid in 1996 was a direct result of the reduction in debt which resulted from the sale of the company aircraft in November 1995.

     TES has a net loss before taxes of $221,082 in 1994 with a provision for income tax benefit of $41,680 which resulted in a net loss of $179,402. The net loss before taxes in 1995 amounted to $35,253 with a provision for income tax benefit of $5,591 which resulted in a net loss of $29,662. Then in 1996 TES showed a net income of $24,617 which when reduced by income taxes of $5,537 resulted in a net income of $19,080. After implementing a change in accounting principal in 1994 which accounted for deferred income taxes due to past losses the resulting income/losses for the three year period was a net loss in 1994 of $109,483; a net loss in 1995 of $29,662; and net income in 1996 of $19,080. The greater losses in 1994 were primarily due to the significant amount of funds spent on research and development for the new electronic gearing technology without receiving any developmental fees from outside sources. In 1995 the receipt of $150,000 in development fees greatly helped to offset these expenditures. Then in 1996 although research and development costs increased the receipt of additional development fees, the income realized from the sale of the aircraft, and the reduction in cost of sales and other operating expenses resulted in an income for the year.

     The auditors report on the audited financial statements for the year ended March 31, 1996, originally dated May 23, 1996, contained an explanatory paragraph noting substantial doubt about TES's ability to continue as a going concern. Since that time, TES has realized substantial gains from the sale of company assets, has retired a substantial portion of both short-term and long-term debt and has entered into a licensing agreement with a sewing machine manufacturer which will provide net operating income for the year end March 31, 1997 and which management believes will generate $3,000,000 in license fees (in addition to royalty income) over the next three years. Because of this new information, the auditors' have removed the going concern explanatory paragraph from their report and re-issued the financial statements, dated February 10, 1997.

     Certain amounts in the March 31, 1996, 1995 and 1994 income statements have been reclassified from general and administrative expenses to cost of sales, applied overhead, research and development and rental property expenses to be consistent with the December 1996 and 1995 interim (unaudited) financial statements. See "Financial Statements."

Future Operations
-----------------

     Within the next year or two, TES must move from its existing facility. TES plans to build a new facility on undeveloped property it owns to allow for continued growth in personnel and product development. Management is currently negotiating an arrangement in which a facility will be built to TES's specifications on this property and expects that the property will be sold and leased back to TES. The lease is expected to have a 15 year term and include an option to purchase the facility. Based on bids received from contractors over the last three months, the costs of construction of the new building are estimated to be $1,600,000. Management currently expects the new facility to be completed by September or October of 1997.

     TES has been developing products which provide technical solutions to problems relating to the manufacturing processes of various companies, primarily in the sewing industry, but also in other industries since the business began in 1964. Ninety-five percent of its customers are repeat customers. Much of its product line is equipment which was produced for a particular customer to address a problem. TES solves the problem for the customer but keeps the right to market the resulting equipment and then sells the equipment to other customers with similar situations. For example, the Label Loader/Folder was originally built at the request of Levi Strauss, but has since been sold to numerous denim and work wear manufacturers all over the world including Wrangler, Inc., Lee Company and H.I.S. Company. Sale of the equipment is ongoing.

     TES markets products such as the Label Loader/Folder through its dealer network, direct sales and advertising (primarily in trade journals) and by attendance at trade shows. Management believes that its traditional products will continue to generate sales and that TES will continue to solve other problems which may arise in the manufacturing process for its customers. Management also believes that there is great demand for products which will incorporate the electronic gearing technology and is designing various machines using the new technology including a multi-head button hole machine, a multi-head button sewing machine, a felling machine, a single needle plain sewer and a heavy-duty spinning machine.

     With the sale of the shopping center in September of 1996, TES was able to significantly reduce its debt. In addition, as of February 20, 1997, it had a backlog of orders it believes to be firm of approximately $219,300 for equipment using traditional technology and has had indications of interest for additional orders of approximately $500,000 relating to products using the new electronic gearing technology when production models are complete. The indications of interest are not firm orders and may never come to fruition. Management believes that the ongoing orders for traditional equipment will be sufficient to allow TES to continue operations through the next year.

     In addition to revenues which may be received from products containing the new technology, TES licensed the electronic gearing technology to Brother Industries, Ltd. and has begun formal and informal negotiations with other sewing machine manufacturers. Management believes that other sewing machine manufacturers will license the electronic gearing technology to remain competitive with Brother. The bulk of any fees and royalties generated under any such licenses will be profit since TES is not expected to incur any additional significant expenses in connection with the licenses. This income would provide TES with additional working capital. Management intends to use the funds to expand its operations so that it will be able to fill the orders it believes it will receive for products using the new technology as well as continuing to market its traditional product line. Initial market reaction to the new technology has been favorable as evidenced by the Joint Development Agreement with the denim clothing manufacturer and the license with Brother. In addition, it hopes to use the funds for development of additional applications of the electronic gearing technology thereby broadening its customer base.

          At some point in the future, management may deem it advantageous for the Issuer to pursue diversification or other goals through acquisition of businesses which may or may not be in industries related to TES's current business. The acquisitions may be funded through the use of the Issuer's securities or through other means depending upon the situation at the time. Management has not identified any particular targets nor does it expect to pursue any acquisitions until it has had the opportunity to further develop applications of the electronic gearing technology.

     Liquidity and Capital Resources
     -------------------------------

     December 31, 1996 Compared to December 31, 1995
     -----------------------------------------------

          At December 31, 1995 the ratio of current assets to current liabilities was 0.59 to 1 compared to 1.03 to 1 at December 31, 1996. The major reason for this change was the retirement of short term debt upon the sale of the real estate and an increase in the current portion of deferred tax assets. Quick liquidity (current assets less inventories to current liabilities) was 0.14 to 1 at December 31, 1995 and 0.50 to 1 at December 31, 1996. The current and quick ratios both improved from December 31, 1995 to December 31, 1996 due to the repayment of current debt. The monthly average collection period was 36 days in 1995 and 41 days in 1996.

          In the period ended December 31, 1995, cash used in operations was $1,412 compared to $311,733 for the period ended December 31, 1996. Cash used in operations increased in the period ended December 31, 1995 and increased for the period ended December 31, 1996 due to increased costs of materials related to sales, increased on-hand inventory and lack of reimbursement of R&D costs as well as increased travel, rent and related expenses resulting from the sale of the airplane and the real property. Cash was also reduced by expenditures relating to the organization of the issuer. Cash provided by investing activities during the period ended December 31, 1995 was $254,328 and for the period ended December 31, 1996 was $786,942. The sale of the land and building generating $824,475 was the major cause of this change. Cash used in financing activities for the period ended December 31, 1995 was $277,366 and for the period ended December 31, 1996, $471,698. Cash used in financing activities increased from the 1996 Period to the 1997 Period as a result of payments of debt, both short-term and long-term, while cash received from financing activities primarily involved the refinancing of certain debt.

          The ratio of debt to total capitalization was 0.92 to 1 at December 31, 1995 and 0.69 to 1 at December 31, 1996. Total expenditures for fixed assets (equipment) during the nine months ended December 31, 1995 were of $11,438 and for the period ended December 31, 1996, $5,594. TES has no commitments for capital expenditures due to its present lack of funds to fulfill any such commitments.

          TES borrowed $225,000 from SunTrust Bank, East Tennessee, N.A. on August 31, 1996 pursuant to a commercial note with a maturity date of August 30, 1997. The interest rate is the lender's Base Rate plus 1% which is currently 9.25%. The funds were initially borrowed under a 120 day renewable note which was converted to long-term debt on August 31, 1996. The restructuring was done at the request of the bank to provide for monthly payments of principal. The note is payable in eleven installments of $4,711.84 with a final payment of the remaining principal and accrued interest due on the maturity date. As of December 31, 1996, TES owed $215,989 under the note. The note is secured by a Deed of Trust on Lot #4 on Tice Lane which is the undeveloped real estate on which TES intends to build its new facility, an assignment of a life insurance policy on Mr. Tice and Mr. Tice's personal guaranty. The debt was incurred to provide working capital for the continued development of the new technology and for fees relating to license negotiations and registration of the Issuer's stock. TES expects to use funds from operations including licensing fees to repay the debt.

          In addition, TES has a ninety-day renewable note in the principal amount of $20,000 due and payable upon demand or if no demand is made on May 24, 1997 with Commercial Bank. The note was originally issued in the principal amount of $25,000 which amount was reduced at the last renewal. The note bears interest at a rate of 9.25% per annum and is secured by a 1989 Mercedes 420. The debt was incurred for working capital and TES expects to use funds from operations to repay it.

          TES also has borrowed funds from Mr. Tice. As of December 31, 1996, the principal balance owed him was $81,908. All of the debt bears interest at the rate of 10% per annum and is subordinate to other debts of TES unless written notice is otherwise given. Payments totaling $136,975 have been made to Mr. Tice on these notes in fiscal year 1997. The notes are renewable in 90 day increments. The outstanding promissory notes are due and payable as follows: $15,000 due March 19, 1997; $285 due March 28, 1997; $50,000 due March 29, 1997; $1,098 due March 30, 1997; $1,000 due
     April 15, 1997; $3,000 due April 21, 1997; $2,000 due April 26, 1997; and
     $9,525 due April 27, 1997. The debt was incurred to provide working capital which was primarily used for operations and to cover expenses of development of the new technology. The notes were extended to retain working capital. The debt is expected to be repaid out of operating income when TES's operating income and cash flow can support repayment.

     March 31, 1996 Compared with March 31, 1995
     -------------------------------------------

          At March 31, 1995 the ratio of current assets to current liabilities was 0.53 to 1 compared with 1.02 to 1 at March 31, 1996. The major reason for the change was the restructure of the notes payable from short term to long term debt. Quick liquidity (current assets less inventories to current liabilities) was 0.24 to 1 at March 31, 1995 and 0.28 to 1 at March 31, 1996. The current ratio and quick ratio both improved due to the restructure of current debt. The monthly average collection period was 36 days in 1995 and 41 days in 1996.

          In the year ended March 31, 1995, cash used by operating activities was $142,966 compared to cash provided by operating activities in fiscal year 1996 of $19,820. The increase in cash provided by operations was attributable to a decrease in costs of materials related to sales, as well as an increase in cash received from customers in payment of receivables. Cash used by investing activities in 1995 was $36,714 and in 1996 cash provided by investing activities was $220,730. The sale of the aircraft generating $350,000 was the cause for this change. Cash provided from financing activities in 1995 was $202,307 and cash used in financing activities in 1996 was $283,292. Cash used in financing activities increased in fiscal 1996 as a result of increased principal payments on notes held by an officer of TES and the payoff of debt upon the sale of the airplane.

          The ratio of debt to total capitalization was 0.92 to 1 at March 31, 1995 and 0.90 to 1 at March 31, 1996. Total expenditures for fixed assets during fiscal year 1996 consisted mainly of improvements to the buildings of $27,835 and $9,422 for new equipment.

                               LEGAL PROCEEDINGS
                               -----------------

          There are no material legal proceedings currently pending against TES or the Issuer.

                                   MANAGEMENT
                                   ----------

     Officers and Directors of the Issuer and TES
     --------------------------------------------

Name                  Position with the Issuer (1)       Position with TES
--------------------  ---------------------------------  -----------------------
William A. Tice       President, Chairman of the         President, Chairman of
                      Board, Director                    Board, Director

Karen Ann Walton      Vice President, Secretary/         Vice President,
                      Treasurer, Director                Secretary/
                                                         Treasurer, Director

Sarah Y. Sheppeard    Director                           Director

Billie Joe Clayton    Director                           Director
-----------------------------------------------------------------------------------


     (1)  All persons listed were appointed to such positions in 1996.

          Officers serve at the discretion of the Board of Directors. Directors hold office until the next annual meeting of shareholders and until their successors have been elected and accept office. Directors receive directors' fees of $300 per year.

           William A. Tice, age 52, has been President, Chairman of the Board and a director of TES since 1972 when he purchased the business from his father. Mr. Tice received an associate degree in Accounting and Business Administration from Knoxville Business College in 1974.

           Karen Ann Walton, age 36, has been Secretary and a director of TES since 1983, Treasurer from December 1983 to June 1986 and since July 1996 and an employee since 1978. She became General Manager and a Vice President in 1988. From June 1992 to March 1993, she also worked for Kimberly-Clark Corp assisting in relocating their accounts receivable department from Neenah, Wisconsin to Knoxville. Ms. Walton became a Licensed Public Accountant in 1989, but due to her employment with a single company has ceased maintaining the license. She received an Associates Degrees in Accounting and Computer Programming from Draughon's Junior College in Knoxville, Tennessee in 1986.

           Sarah Y. Sheppeard, age 41, has been a director of TES since 1995. She is currently a partner with the Knoxville law firm of Sheppeard & Swanson and has held such position since April 1994. Prior to forming her current firm, she was a partner with the Knoxville law firm of Sheppeard and Susano from 1989 to 1994. Prior to that, she was a sole practitioner since leaving Lockridge & Becker, P.C. in 1985. She received her J.D. from the University of Tennessee College of Law in 1979 and a B.S. also from the University of Tennessee in 1976.



           Billie Joe Clayton, age 61, recently became a director of TES and the Issuer. Mr. Clayton is currently the chief executive officer of Clayton Motors, Inc. and affiliated companies and has held such position since 1961. He is also a director and Vice Chairman of the Board of Clayton Homes, Inc. since 1985. He is a Regional Director for First Tennessee Bank.

      Executive Compensation
      ----------------------

           The following table sets forth the compensation of the President (the Chief Executive Officer) for the fiscal years ending March 31, 1996, 1995 and 1994. The Issuer has not paid any compensation.

                           Summary Compensation Table
                           --------------------------

                                                 Annual Compensation
                               -------------------------------------------------
   Name and                                                     Other Annual
Principal Position             Year  Salary ($)  Bonus ($)    Compensation($)(1)
------------------             ----  ----------  ---------  --------------------
William A. Tice, President,    1996     75,000        -0-                29,600
  Chief Executive Officer      1995     68,500        -0-                17,218
                               1994    100,000        -0-                12,978
-------------------------------------------------------------------------------

      (1) Other annual compensation includes life insurance premiums on split dollar (for 1996, $17,780), regular life insurance (for 1996, $9,695; for 1995, $15,770; and for 1994, $11,025), and health insurance premiums (for 1996, $2,125; for 1995, $1,448; and for 1994, $1,953).
          TES provides Mr. Tice with the use of a 1989 Mercedes 420 SEL; he pays the expenses of operation. Mr. Tice also received interest on certain notes reflecting funds loaned to TES. See "Management - Certain Transactions."


      Compensation Committee Interlocks and Insider Participation in Compensation Decisions

          For all years referenced in the Summary Compensation Table, the two shareholders of TES, Bill Tice and Daisy Tice (his mother who was a director and shareholder of TES until her retirement in August 1995), determined executive compensation.

      Certain Transactions

          Management believes that all of the transactions listed below are at least as fair as a similar transaction with an unaffiliated third party would have been.


          During the last three years, Mr. Tice has loaned TES money on which debt he had received interest at a rate of 10% per annum. For fiscal years ending March 31, 1994, 1995 and 1996, he received interest totaling $12,859, $15, 327 and $11,628, respectively. See "Management's Discussion and Analysis of Financial Condition." For the first nine months of fiscal year 1997, Mr. Tice received interest totaling $5,767.

          TES invested $1,245.25 in gold and silver certificates which subsequently declined in value by approximately $200. Mr. Tice purchased the certificates at the purchase price of $1,245.25 to avoid future losses by TES.


          Ms. Sheppeard is corporate counsel for the Issuer and TES and provides legal services to Mr. Tice from time to time.


          Mr. Clayton loaned TES $130,000 at an interest rate of 10% per annum and converted the principal and interest through December 15, 1996 into 44,990 Common Shares of the Issuer at a rate of $3.00 per share.

          John Burchill who is an employee and general manager of TES loaned TES $10,000 at an interest rate of 10% per annum and converted the principal and interest through December 15, 1996 into 3,491 Common Shares of the Issuer at a rate of $3.00 per share.

                      PRINCIPAL  AND SELLING SHAREHOLDERS
                      -----------------------------------

Management and 5% or Greater Shareholders
-----------------------------------------

     The following table sets forth information with respect to ownership of issued and outstanding stock and warrants of the Issuer by management and 5% or greater shareholders as of the date hereof:


                                                     Total Number of      Percent      Number of      Percent
                                                     Securities Owned        of        Registered     After
Name and Address            Title of Class             Beneficially      Class (1)       Shares      Sale (2)
----------------            --------------           ----------------    ---------     ----------    --------
William A. Tice (3)         Common Shares               5,211,750            89%       1,302,937        67% (4)
7610 Breckenridge Lane      Class B Common Shares         750,000           100%             -0-
Knoxville, TN

Bille Joe Clayton (5)       Common Shares                  44,990             1%          44,990         0% (4)
817 Laurel Hill Road        Class B Common Shares             -0-             0%             -0-
Knoxville, TN

Karen Ann Walton (6)        Common Shares                  15,000             *           15,000         0% (4)
7633 Breckenridge Lane      Class B Common Shares             -0-             0%             -0-
Knoxville, TN

Total number of shares      Common Shares               5,271,740            90%       1,362,927        67% (4)
owned by directors and      Class B Common Shares         750,000           100%             -0-
executive officers as a
group
---------------------------------------------------------------------------------------------------------------

*Less than 1%

(1) These figures do not include Common Shares which may be issued upon the exercise of the Warrants, but do include Common Shares which may be issued upon exercise of employee options. See "Securities."

(2) This is the percent of class of the Shares held by Selling Shareholders assuming all Shares offered are sold, all employee options are exercised and no Warrants are exercised.

(3) Mr. Tice is President, Chairman of the Board and a director of the Issuer and TES. See "Management." Mr. Tice's son Chris, who is an employee of TES, has options to purchase up to 10,000 Common Shares upon the same terms and conditions as the other employees. See "Securities." These shares are not included in the numbers listed opposite Mr. Tice's name. In addition, Mr. Tice intends to give a total of 65,000 of his Shares to his brother, sister, a son (not employed by TES) and a daughter either outright or in trust.

(4) No Class B Common Shares will be registered or available for public sale by Selling Shareholders.

(5) Mr. Clayton became a director of the Issuer and TES in 1996. These are the Common Shares that Mr. Clayton received upon conversion of certain debt to equity. See "Management - Certain Transactions."

(6) Ms. Walton is Vice President, Secretary/Treasurer and a director of the Issuer and TES. See "Management." The shares listed are shares which Ms. Walton is entitled to receive if she exercises options she received as an employee of TES. The terms and conditions of the options are the same as for other employees who hold options. See "Securities."


Other Selling Shareholders
--------------------------

     The following table sets forth information with respect to ownership of the Issuer by Selling Shareholders (including employees who hold options to acquire Shares registered for resale hereunder) who are not part of management and hold less than 5% of the issued and outstanding shares of any class as of the date hereof. No person listed below owns any Class B Common Shares.

                                           Total Number of     Percent     Number of  Percent
                                           Securities Owned      of       Registered   After
Name and Address          Title of Class     Beneficially     Class (1)     Shares    Sale (2)
----------------          --------------     ------------     ---------     ------    --------
Joseph Walker & Sons      Common Shares        238,470              4%      238,470        0%
88 Walker Creek Road
Walker, WV

John Garret               Common Shares         19,284               *       19,284        0%
3518 Crown Point Road
Louisville, TN

Sam Baird (1)             Common Shares         10,000               *       10,000        0%
7713 Windsong Drive
Powell, TN

Greg Cunningham (1)       Common Shares         10,000               *       10,000        0%
6107 E. Emory Road
Knoxville, TN

Chris Tice (1)            Common Shares         10,000               *       10,000        0%
321 Old Dandridge Pike
Knoxville, TN

Fred Pickell              Common Shares          6,994               *        6,994        0%
700 Hill Avenue
Knoxville, TN

BHD Creations             Common Shares          6,936               *        6,936        0%
P. O. Box 2832
Murfreesboro, TN

Gary Koontz               Common Shares          6,865               *        6,865        0%
108 Hillcrest Avenue
Knoxville, TN

                                            Total Number of      Percent   Number of    Percent
                                            Securities Owned       of     Registered     After
Name and Address          Title of Class      Beneficially      Class(1)    Shares      Sale(2)
----------------          --------------      ------------      --------    ------      -------
John B. Burchill (2)      Common Shares               3,991            *     3,991           0%
6433 Downridge Road
Knoxville, TN

Scott Brenneman (1)       Common Shares               3,000            *     3,000           0%
509 Hardwick Drive
Knoxville, TN

Randy Curington (1)       Common Shares               2,000            *     2,000           0%
P. O. Box 91
Corryton, TN

Rory Karnes (1)           Common Shares               2,000            *     2,000           0%
7710 Karnes Road
Corryton, TN

Larry Stipes (1)          Common Shares               2,000            *     2,000           0%
7505 John Road
Corryton, TN

Adriana Kay (1)           Common Shares                 250            *       250
5523 Jericho Lane
Knoxville, TN
------------------------------------------------------------------------------------------------

*less than 1%

(1) The Shares listed are shares which may be received if employee options held by such persons are exercised. See "Securities."

(2) Of the Shares listed, 500 are Shares which Mr. Burchill may receive if he exercises options he received as an employee of TES. See "Securities."

     Joseph Walker and Sons, Inc. ("JWSI") began providing consulting services to TES in May of 1994. JWSI acted and acts as a business financial development advisor to TES in connection with the formation of the Issuer and other matters. Services included aid in the development of TES's business plan and in implementing business financial development plans. As consideration for the services, JWSI received an initial retainer fee of warrants to purchase stock equal to 4% of the stock of TES outstanding at the time of employment. The right to purchase the warrants at one cent for each share was earned at the end of the first year of employment and the warrants were issued on May 5, 1995. The warrants are presented in the financial statements as a portion of the stockholders' equity of TES, an organizational expense of the Issuer and, correspondingly, a portion of the amounts due from a related company of TES. JWSI exchanged the warrants for 238,470 Common Shares which constitute approximately 4% of the total issued and outstanding Common Shares. (By agreement with TES, JWSI converted all Class B Common Shares it was entitled to receive under its warrants to Common Shares.)

                                  SECURITIES
                                  ----------

Description of Capital Stock
----------------------------

     Common Shares. The Issuer is authorized to issue 30,000,000 Common Shares, par value $.01 per share, of which 5,838,780 shares were issued and outstanding as of the date of this Prospectus. There will be approximately 1,200 holders of the issued and outstanding Common Shares after the Distribution. However, William A. Tice currently owns 89% of the issued and outstanding Common Shares and together with his ownership of 100% of the Class B Common Shares controls the Issuer. See "Risk Factors - Continued Control by Holder of Class B Common Shares." See "Principal and Selling Shareholders." The holders of Common Shares of the Issuer are entitled to one vote per share on all entitled matters including the election of directors and do not have cumulative voting rights. With respect to the election of directors, holders of Common Shares (together with holders of Class D Common Shares and of any Preferred Shares with voting rights) voting as a separate class are entitled to elect 25% of the members of the Board of Directors of the Issuer. Holders of Class B Common Shares are entitled to elect the remaining directors. See "Risk Factors - Control By Holders of Class B Common Shares." Notwithstanding the foregoing, if, on the record date for any shareholders' meeting at which directors are to be elected, the number of issued and outstanding Common Shares, Class D Common Shares and voting Preferred Shares is less than 10% of the aggregate number of issued and outstanding voting shares of all classes, all directors will be elected by the holders of all voting shares voting together.

     The holders of Common Shares have a noncumulative $.05 per share annual dividend preference over non-stock dividends paid on Class B Common Shares (described below) from funds legally available for dividends when, as and if declared by the Board of Directors of the Issuer. See "Risk Factors - No Dividends." In addition, holders of Class B Common Shares may not receive any dividends unless holders of Common Shares receive a dividend per share at least equal to the dividend per share paid to holders of Class B Common Shares. Stock dividends may only be paid to holders of Common Shares in Common Shares and only if the same number of Class B Common Shares will be paid with respect to each outstanding Class B Common Share. The payment of dividends may also be subject to preferential or identical rights, if any, of the holders of other outstanding securities. See "Risk Factors - Possible Adverse Effects of Issuance of Preferred Stock." Common Shares or Class B Common Shares may not be combined or subdivided without at the same time making a proportionate combination or subdivision of the shares of the other of such classes.

     Holders of Common Shares are also entitled to share ratably in all of the assets of the Issuer available for distribution to holders of common shares (including Class B Common Shares and Class D Common Shares) upon liquidation, dissolution or winding up of the affairs of the Issuer subject to the preference of holders of Common Shares, but only to the extent of the par value of such Common Shares, and subject to any preferential rights of the holders of any other outstanding securities. See "Risk Factors - Possible Adverse Effects of Issuance of Preferred Stock." Common Shares do not have preemptive, subscription or conversion rights and are not subject to call or redemption (there are no applicable sinking fund provisions). All Common Shares now outstanding are fully paid and nonassessable.

     Class B Common Shares. In addition to Common Shares, the Issuer is authorized to issue 5,000,000 Class B Common Shares, $.01 par value per share, of which 750,000 shares were issued and outstanding as of the date hereof. See "Principal and Selling Shareholders." There is one holder of Class B Common Shares, William A. Tice. Holders of Class B Common Shares have the right to one noncumulative vote per share on all matters on which they are entitled to vote. For the election of directors, the holders of a majority of Class B Common Shares are entitled to elect 75% of the members of the Board of Directors. If, on the record date for any shareholders' meeting at which directors are to be elected, the number of issued and outstanding Common Shares, Class D Common Shares and voting Preferred Shares is less than 10% of the aggregate number of issued and outstanding voting shares of all classes, all directors will be elected by the holders of all voting shares voting together. If more than 90% of the aggregate number of issued and outstanding Common Shares, Class B Common Shares, Class D Common Shares and voting Preferred Shares are Class B Common Shares, the holders of a majority of Class B Common Shares will in practice be able to elect all of the members of the Board of Directors. See "Risk Factors - Control By Holder of Class B Common Shares."

     Holders of Class B Common Shares are entitled to receive dividends when, as and if declared subject to a non-cumulative $.05 per share annual dividend preference on each Common Share. See "Risk Factors - No Dividends." In addition, holders of Class B Common Shares may not receive any dividend unless holders of Common Shares receive a dividend per share at least equal to the dividend per share paid to holders of Class B Common Shares. Stock dividends may only be paid to holders of Class B Common Shares in Class B Common Shares and may only be paid in shares at all if the same number of Common Shares will be paid with respect to each outstanding Common Share. The payment of dividends may also be subject to preferential or identical rights, if any, of the holders of other outstanding securities. See "Risk Factors - Possible Adverse Effects of Issuance of Preferred Stock."

     Holders of Class B Common Shares are also entitled to share ratably in all of the assets of the Issuer available for distribution to holders of common shares (including Common Shares and Class D Common Shares) upon liquidation, dissolution or winding up of the affairs of the Issuer, subject to the preference of holders of Common Shares, but only to the extent of the par value of such Common Shares, and subject to any preferential rights of other shareholders. See "Risk Factors - Possible Adverse Effects of Issuance of Preferred Stock." Holders of Class B Common Shares have preemptive rights only as to Class B Common Shares. Class B Common Shares are not subject to call or redemption (there are no applicable sinking fund provisions). All Class B Common Shares now outstanding are fully paid and nonassessable.

     In addition, the Board of Directors must seek the approval of a majority of the holders of Class B Common Shares to grant rights to subscribe for, purchase or issue shares of authorized and unissued Class B Common Shares. Common Shares or Class B Common Shares may not be combined or subdivided without at the same time making a proportionate combination or subdivision of the shares of the other of such classes. Each share may also be converted into one Common Share at any time at the option of the holder.

     At this time, 100% of the issued and outstanding Class B Common Shares are owned by William A. Tice. See "Principal and Selling Shareholders." The holders of Class B Common Shares elect 75% of the directors and therefore Mr. Tice controls the Issuer. In addition, Mr. Tice held 89% of the issued and outstanding Common Shares by which ownership he controls decisions by holders of Common Shares as well. See "Risk Factors - Continued Control By Holder of Class B Common Shares."

     Class D Common Shares. Class D Common Shares are a convertible security created in order to secure highly motivated executive personnel for the Issuer and its subsidiaries and take the place of compensation stock options, although the Issuer remains authorized to issue stock options. There are 600,000 Class D Common Shares authorized at $.01 par value per share. Class D Common Shares are identical to Common Shares and have equal rights and privileges with Common Shares except as described below. Class D Common Shares are nontransferable. The Board of Directors, by resolution, may authorize the issuance of Class D Common Shares; provided that, each such resolution contains a formula under which the shares may be converted to Common Shares. In no case may the Board of Directors set any conversion rights which could result in the issuance of more than ten Common Shares for each Class D Common Share. At the close of business on the fifth anniversary of the date of a resolution authorizing the issuance of any Class D Common Shares, such issued and outstanding but unconverted shares will be deemed to have been converted at the rate of one Common Share for each such Class D Common Share. There are no issued and outstanding Class D Common Shares as of the date of this Prospectus.

     Preferred Shares. The Board of Directors of the Issuer, by resolution, has the authority to issue, in one or more series, up to 10,000,000 Preferred Shares. Such unissued shares will have such preferences, rights and limitations as are established by the Board of Directors except that the voting rights, if any, of one Preferred Share may not exceed the voting rights of one Common Share. See "Risk Factors -Possible Adverse Effects of Issuance of Preferred Stock." There are no issued and outstanding Preferred Shares as of the date of this Prospectus.

     Common Stock Purchase Warrants. The Issuer has issued and outstanding 1,000,000 Common Stock Purchase Warrants, each Warrant entitling the holder to purchase one Common Share of the Issuer. The Warrants may be exercised at any time during the 24 month period beginning on the date of this Prospectus at an exercise price of $8.00 per share, subject to adjustment, by surrendering the Warrant to the Warrant Agent with the subscription properly completed and executed with payment of the exercise price. See "Risk Factors - Arbitrary Exercise Price." No fractional Common Shares will be issued in connection with the exercise of Warrants. The Issuer has no right to call the Warrants.

     If a holder of Warrants fails to exercise the Warrants prior to their expiration, the Warrants will expire and the holder will have no further rights with respect to the Warrants. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance that a market for the Warrants will develop or continue. See "Risk Factors - No Assurance of Trading Market." If the Issuer is unable to qualify for sale the Common Shares underlying the Warrants (or the shares are exempt from qualification) in the states in which the various holders of the Warrants then reside, holder of the Warrants may have no choice but to let the Warrants expire. See "Risk Factors - Possible Inability to Exercise Warrants in Certain States."

     A holder of Warrants will not have any rights or privileges of a shareholder of the Issuer prior to exercise of such Warrants. The Issuer will keep available a sufficient number of authorized Common Shares to permit exercise of the Warrants. The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants will be subject to adjustment in the event of stock dividends, stock splits, combinations, reorganizations, subdivisions and reclassifications. No assurance can be given that the market price of the Issuer's Common Shares will exceed the exercise price at any time during the term of the Warrants.

     The Warrants were issued pursuant to a Warrant Agreement between the Issuer and Mid-America Bank of Louisville and Trust Company (the "Warrant Agent"). All descriptions of the Warrants are qualified in their entirety by reference to the Warrant Agreement which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

     Employee Stock Options. The Issuer granted options to purchase 54,750 Common Shares to ten of the employees of TES as of the date of this Prospectus. The options may be exercised at any time during the 24-month period after issuance at an exercise price of $1.00 per share. The options are "nonqualified" options and the employees will have compensation income upon the exercise of the options to the extent of the difference between the exercise price and the fair market value of the Common Shares. The options are nontransferable except upon the employee's death. A holder of the options will not have any rights or privileges of a shareholder of the Issuer prior to exercise of the options. If the options are not exercised prior to expiration, the holder has no further rights.

Transfer Agent, Registrar and Warrant Agent
-------------------------------------------

     The transfer agent and registrar for the Common Shares and the Warrant Agent is Mid-America Bank of Louisville and Trust Company, P.O. Box 1101, Louisville, Kentucky 40201-1101.

                                   DIVIDENDS
                                   ---------

     The Issuer has not paid any dividends. In addition, TES historically has not paid dividends. It is expected that the capital requirements of TES will prevent payment of dividends in the near future. There is no guarantee that TES, and therefore the Issuer, will pay dividends in the future. See "Risk Factors - No Dividends" and "Possible Adverse Effects of Issuance of Preferred Stock."

                       LIABILITY AND INDEMNIFICATION OF
                            DIRECTORS AND OFFICERS
                            ----------------------

     Officers and directors of the Issuer are covered by certain provisions of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of the Issuer, which serve to limit, and, in certain instances, to indemnify them against, certain liabilities which they may incur in such capacities.

Elimination of Liability in Certain Circumstances
-------------------------------------------------

     Delaware has enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the legislation, directors are accountable to corporations and their shareholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission by including certain provisions in its Certificate of Incorporation.

     The Issuer's Certificate of Incorporation limits the liability of its directors to the Issuer or its shareholders (in their capacity as directors, but not in their capacity as officers) to the fullest extent permitted by the legislation. Specifically, the directors of the Issuer will not be personally liable for monetary damages for breach of director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Issuer or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Indemnification
---------------

     The Issuer's Certificate of Incorporation provides that the Issuer indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers of the Issuer, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

     In addition, Section 7.1(a) of the Issuer's Bylaws provides that the Issuer must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Issuer) by reason of the fact that such person is or was a director, officer, employee or agent of the Issuer, or is or was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

     Section 7.1(b) of the Issuer's Bylaws provides that the Issuer must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Issuer to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Issuer or is or was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Issuer, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Issuer unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 7.1(d) of the Issuer's Bylaws provides that any indemnification under Sections 7.1(a) and (b) (unless ordered by a court) shall be made by the Issuer only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders of the Issuer. To the extent, however, that a director, officer, employee or agent of the Issuer has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith, without the necessity of authorization in the specific case under Section 7.1(c).

     Under Section 7.1(e), expenses incurred by a director, officer, employee or agent of the Issuer in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Issuer.

     The indemnification and advancement of expenses provided by or granted pursuant to the Issuer's Bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or disinterested directors or otherwise, both as to action in official capacity and as to action in another capacity while holding such office, it being the Issuer's policy that indemnification of the persons specified in the Bylaws shall be made to the fullest extent permitted by law. The indemnification and advancement of expenses provided by, or granted pursuant to the Issuer's Bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Issuer pursuant to the foregoing provisions, the Issuer has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                 LEGAL MATTERS
                                 -------------

     The Issuer has been advised with respect to certain legal aspects of the offering by Ogden Newell & Welch, 1200 One Riverfront Plaza, Louisville, Kentucky 40202.

                                    EXPERTS
                                    -------

     The financial statements of TES at March 31, 1996 and 1995, and for each of the years in the three year period ended March 31, 1996 and the financial statements of the Issuer at December 31, 1996, appearing in this Prospectus have been audited by Boring & Goins, P.C., Certified Public Accountants, 107 Main Avenue, P. O. Box 2850, Knoxville, Tennessee 37901, as set forth in its reports thereon appearing elsewhere herein. The financial statements are included in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

                              FINANCIAL STATEMENTS
                              --------------------

                               TABLE OF CONTENTS
                               -----------------

                        Tice Engineering and Sales, Inc.
                  Nine Months Ended December 31, 1996 and 1995
                   Years Ended March 31, 1996, 1995 and 1994

                             Tice Technology, Inc.
                               December 31, 1996

Tice Engineering and Sales, Inc.                                           Page
--------------------------------                                           ----
Unaudited Balance Sheets - December 31, 1996 and 1995..................  F -  1
Unaudited Statements of Income - For the Nine Months Ended
  December 31, 1996 and 1995...........................................  F -  3
Unaudited Statements of Stockholder's Equity - For the Nine Months
  Ended December 31, 1996 and 1995.....................................  F -  4
Unaudited Statements of Cash Flows - For the Nine Months Ended
  December 31, 1996 and 1995...........................................  F -  5
Unaudited Notes to Financial Statements - December 31, 1996 and 1995...  F -  7
Schedules..............................................................  F - 15

Independent Auditor's Report - May 23, 1996 and February 10, 1997......  F - 18
Consolidated Balance Sheets - March 31, 1996 and 1995..................  F - 19
Consolidated Statements of Income - For the Years Ended
  March 31, 1996, 1995 and 1994........................................  F - 21
Consolidated Statements of Stockholder's Equity - For the Years Ended
  March 31, 1996, 1995 and 1994........................................  F - 22
Consolidated Statement of Cash Flows - For the Years Ended
  March 31, 1996, 1995 and 1994........................................  F - 23
Notes to Consolidated Financial Statements - March 31, 1996,
  1995 and 1994........................................................  F - 25
Schedule...............................................................  F - 32


Tice Technology, Inc.                                                      Page
---------------------                                                      ----
Pro Forma Balance Sheets Assuming Acquisition of TES and
  Conversion of TES Debt...............................................  F - 35
Independent Auditor's Report - February 10, 1997.......................  F - 37
Balance Sheet - December 31, 1996......................................  F - 38
Notes to Financial Statements - December 31, 1996......................  F - 39


                       Tice Engineering and Sales, Inc.
                                Balance Sheets
                                  (Unaudited)
                          December 31, 1996 and 1995



                                                       1996          1995
                                                    -----------   ----------
ASSETS
Current assets:
   Cash                                             $    6,333    $   21,114
   Accounts receivable
      Trade                                            151,396        53,156
      Employee                                          15,685        18,605
   Prepaid expenses                                     44,829        25,817
   Inventory                                           470,795       444,389
   Due from related company                            124,319         4,859
   Deferred income tax asset                           102,337        10,500
                                                    ----------    ----------
Total current assets                                   915,694       578,440

Fixed assets:
   Land                                                130,000       305,000
   Building and improvements                                --       447,565
   Equipment                                           517,599       560,546
   Vehicles                                            124,599       175,859
                                                    ----------    ----------
                                                       772,198     1,488,970
   Less accumulated depreciation                      (585,528)     (900,109)
                                                    -----------   ----------
Net fixed assets                                       186,670       588,861

Other assets:
   Utility deposit                                         890           890
   Cash surrender value - officer's life                14,250            --
   Patent, net of accumulated amortization             115,745        76,558
   Note receivable - split dollar life insurance        53,340            --
   Investments                                              --         1,245
   Deferred income tax benefit                              --       110,944
                                                    ----------    ----------
Total other assets                                     184,225       189,637
                                                    ----------    ----------

                                                    $1,286,589    $1,356,938
                                                    ==========    ==========

                                                       1996          1995
                                                    ----------    ----------
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Notes payable - officer                          $   81,908    $  152,652
   Accounts payable                                    291,146       162,505
   Payroll and payroll taxes payable                     1,538        18,364
   Pension plan payable                                  5,477            --
   Franchise tax payable                                 2,647            --
   Current maturities of long-term debt                506,679       643,492
                                                    ----------    ----------
Total current liabilities                              889,395       977,013

Long term debt less current maturities                      --       270,168


Stockholder's equity:
   Capital stock, no stated value, 2000 shares
      authorized, 750 shares issued
      and outstanding                                    8,634         8,634
   30 stock warrants outstanding                         4,859         4,859
   Retained earnings                                   383,701        96,264
                                                    ----------    ----------


Total stockholder's equity                             397,194       109,757
                                                    ----------    ----------

                                                    $1,286,589    $1,356,938
                                                    ==========    ==========


                See accompanying notes to financial statements.

                       Tice Engineering and Sales, Inc.
                             Statements of Income
                                  (Unaudited)
             For the Nine Months Ended December 31, 1996 and 1995

                                               1996         1995
                                            ----------    ---------
Operating Revenues:
  Sales                                     $  894,294     $959,160
  Service                                        4,077        2,561
                                            ----------     --------
Total Revenues                                 898,371      961,721

Operating Expenses:
  Cost of sales and service                    621,623      653,294
  Research and Development (Net of
    Reimbursements)                             97,213       26,679
  Selling, General and Administrative          343,201      318,647
                                            ----------     --------
                                             1,062,037      998,620
                                            ----------     --------

Loss from operations                          (163,666)     (36,899)
Other income/expense:
  Interest income                                   --          176
  Rental income                                 28,200       34,650
  Rental property expenses                     (25,900)     (36,251)
  Gain on sale of fixed assets                 500,363      105,593
  Interest--related parties                    (11,212)     (12,953)
  Other interest                               (66,700)     (75,164)
  Other income                                       3            8
                                            ----------     --------
Total other income/expense                     424,754       16,059
                                            ----------     --------


Net income/(loss) before taxes                 261,088      (20,840)

Provision for income tax                        (9,317)       4,254
                                            ----------     --------

Net income/(loss)                           $  251,771     $(16,586)
                                            ==========     ========

Earnings per share                          $     .038

Pro-forma outstanding shares                 6,588,780


                See accompanying notes to financial statements.

                       Tice Engineering and Sales, Inc.
                      Statements of Stockholder's Equity
                                  (Unaudited)
             For the Nine Months Ended December 31, 1996 and 1995


                                                                           Total
                                          Common    Stock    Retained  Stockholder's
                                          Stock    Warrants  Earnings     Equity
                                         --------  --------  --------  -------------

Balance March 31, 1995                   $  8,634  $         $112,850     $121,484

Issuance of 30 stock warrants                         4,859                  4,859

Net income (loss) for the nine months
 ended December 31, 1995                                      <16,586>     <16,586>
                                         --------  --------  --------     --------

Balance December 31, 1995                $  8,634  $  4,859  $ 96,264     $109,757
                                         ========  ========  ========     ========

Balance March 31, 1996                   $  8,634  $  4,859  $131,930     $145,423


Net income for the nine months
    ended 12/31/96
                                                              251,771      251,771
                                         --------  --------  --------     --------

Balance December 31, 1996                $  8,634  $  4,859  $383,701     $397,194
                                         ========  ========  ========     ========

                See accompanying notes to financial statements.

(PAGE)

                       Tice Engineering and Sales, Inc.
                           Statements of Cash Flows
                                  (Unaudited)
             For the Nine Months Ended December 31, 1996 and 1995


                                                         1996           1995
                                                     -----------     ---------
Operating activities:
Net income/(loss)                                    $   251,771     $ (16,586)
Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization                          29,714        38,025
   Gain on sale of fixed assets                         (500,363)     (105,593)
Change in operating assets and liabilities:
   (Increase)/Decrease in receivables                    (32,020)      134,222
   (Increase)/Decrease in inventory                       (5,798)     (117,094)
   (Increase)/Decrease in prepaid expenses               (16,538)        1,441
   (Increase)/Decrease in amount due from
       related company                                  (119,460)           --
   (Increase)/Decrease in deferred income
       tax benefit                                         9,317        (4,254)
   Increase/(Decrease) in accounts payable                94,234        56,964
   Increase/(Decrease) in payroll tax payable             (3,067)       14,333
   Increase/(Decrease) in franchise tax payable               --        (2,870)
   Increase/(Decrease) in customer deposits              (25,000)           --
   Increase/(Decrease) in pension payable                  5,477
                                                     -----------      --------
       Net cash provided by operations                  (311,733)       (1,412)

Investing activities:
   Proceeds from sale of fixed assets                    856,475       308,513
   Purchase of fixed assets                               (5,994)      (11,438)
   Increase in accounts receivable -
      split dollar life insurance                        (35,560)           --
   Increase in patents                                   (27,979)      (42,747)
                                                     -----------      --------
       Net cash provided by investing activities         786,942       254,328

Financing activities:
   Proceeds from officer loans                            89,767        75,953
   Proceeds from short term borrowing                    125,000            --
   Proceeds from refinancing of long-term debt           700,000            --
   Proceeds from Business Associate loans                265,680            --
   Principal payment on short term borrowing          (1,209,001)           --
   Principal payments on officer loan                   (136,975)     (106,109)
   Principal payments on long-term debt                 (306,169)     (247,210)
                                                     -----------      --------
       Net cash provided in financing
         activities                                     (471,698)     (277,366)
                                                     -----------      --------

Net increase/(decrease) in cash                            3,511       (24,450)

Cash balance, March 31                                     2,822        45,564
                                                     -----------      --------

Cash balance, December 31                            $     6,333     $  21,114
                                                     ===========     =========

                See accompanying notes to financial statements.

                       Tice Engineering and Sales, Inc.
                     Statements of Cash Flows (Continued)
                                  (Unaudited)
             For the Nine Months Ended December 31, 1996 and 1995


Supplemental disclosures of cash flow information:


                                                        1996             1995
                                                       -------          -------
Cash paid during the nine months for:
          Interest                                     $66,700          $75,164
          Taxes                                          9,699            2,880


Non-Cash investing and financing activities:
  Interest accrued on officers loan                      5,767           12,953
  Interest accrued on note payable -
      Business Associates                               10,493               --


Issuance of stock warrants in exchange for services                       4,859


Six months free rent included in contract
    for sale of shopping center                         32,000               --

                See accompanying notes to financial statements.

                       Tice Engineering and Sales, Inc.
                         Notes to Financial Statements
                                  (Unaudited)
                          December 31, 1996 and 1995


1. Summary of Significant Accounting Policies

Business Activity

The Company designs and manufactures robotic and pneumatic industrial sewing machine attachments.

Trade Accounts Receivable

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Inventories

Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method.

     Inventories at December 31 consist of:

                                         1996                1995
                                       --------            --------
        Raw materials                  $365,101            $380,543
        Work in progress                 20,830               4,109
        Finished goods                   84,864              59,736
                                       --------            --------

                                       $470,795            $444,388
                                       ========            ========

Cash and Cash Equivalents

For purposes of the statement of cash flows the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and/or cash equivalents.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes related primarily to the basis of inventory for financial and income tax reporting. The deferred tax assets represent the future tax return consequences of those differences. Deferred tax assets also are recognized for operating losses that are available to offset future taxable income.

                        Tice Engineering and Sales, Inc.
                   Notes to Financial Statements (Continued)
                                  (Unaudited)
                           December 31, 1996 and 1995


 1. Summary of Significant Accounting Policies (continued)

 Property and Equipment

 Property and equipment are recorded at cost. Depreciation is computed using the straight-line method and accelerated methods over the estimated useful lives of the assets. Significant improvements are capitalized while maintenance and repairs are expensed as incurred.

 Patents

 Certain legal and other direct expenses incurred in order to obtain patents on company designed and manufactured parts have been capitalized at cost. Patent costs of $27,979 and $42,749 have been capitalized in the nine months ending December 31, 1996 and 1995, respectively. Amortization is calculated by the straight-line-method over a seventeen year estimated useful life. Amortization expense totaled $3,411 and $1,569 during the nine months ended December 31, 1996 and 1995, respectively.

 Interim Unaudited Financial Statements

 The accompanying unaudited financial statements for the nine months ended December 31, 1996 and 1995 have been prepared on the same basis as the Company's audited financial statements as of and for the years ended March 31, 1996 and 1995. In the opinion of management, all adjustments, consisting of normal, recurring accruals, necessary to present fairly the financial position of the Company at December 31, 1996 and 1995 and the results of operations and cash flows for the nine months ended December 31, 1996 and 1995 have been included. The results of operations for such interim periods are not necessarily indicative of the results expected for the full years ended March 31, 1996 and 1997.

 2. Notes Payable and Long-Term Debt

 Notes payable consisted of the following at December 31,:


                                                          1996           1995
                                                        --------        -------
 Note payable to a bank, dated 4/25/96, original
   maturity date of 5/27/96, extended to 2/25/97,
   interest at 9.25% payable monthly, secured
   by a vehicle.                                        $ 25,000            --

                        Tice Engineering and Sales, Inc.
                   Notes to Financial Statements (Continued)
                                  (Unaudited)
                           December 31, 1996 and 1995

2. Notes Payable and Long-Term Debt (continued)
                                                                1996                     1995
                                                                ----                     ----
Bank line of credit, original date 7/11/94, 120
  day renewable, $225,000 converted to long-term
  debt on 8/31/96, interest at bank interest rate
  plus 1%, principal and interest payments of
  $4,711.84 monthly and final payment of
  $192,644 due 8/30/97, secured by property.                 $ 215,999                $  200,000

Notes payable to an individual, dated 12/12/86,
  interest at 10%, principal and interest of
  $6,343 due monthly through April, 2001, secured
  by real estate.                                                --                      313,660

Bank line of credit, original date 3/28/86, due on
  demand, interest at 9.25% payable monthly,
  secured by accounts receivable, inventory,
  and equipment.                                                 --                      400,000

Notes payable to individuals (Business Associates)
  dated 6/18/96 to 8/29/96, 90 day renewable,
  interest at 10%, principle and interest due
  4/30/97, interest of $10,493 accrued through
  12/15/96.                                                    265,680                        --
                                                             ---------                 ---------
                                                               506,679                   913,660

Less current maturities                                       (506,679)                  643,492
                                                             ---------                 ---------

                                                             $      -0-                $ 270,168
                                                             =========                 =========

3. Joint Development Agreement

In December, 1994, the Company entered into a Joint Development Agreement with a denim clothing manufacturer to develop a specialized sewing machine for the manufacture of jeans. The manufacturer reimbursed the Company $150,000 in development fees during the nine months ended December 31, 1995. The Company incurred $128,069 in research and development expenses related to this project during the nine months ended December 31, 1995 and $41,903 during the nine months ended December 31, 1996. Under the terms of the agreement, the denim clothing manufacturer will have exclusive rights to purchase said sewing machine for an initial period of two years from the date of shipment of the first production machine. After the initial two year period, in order to maintain its exclusive rights, the manufacturer must purchase certain minimum quantities. In the event the Company sells machines to a third party, the Company is required to pay royalties to the manufacturer up to the amount reimbursed to the Company for development fees, plus 10% interest. Under no circumstances is any portion of the development fee refundable.

                        Tice Engineering and Sales, Inc.
                   Notes to Financial Statements (Continued)
                                  (Unaudited)
                           December 31, 1996 and 1995

 4. Research and Development

 As required by statement of Financial Accounting Standards No. 2, the Company expenses research and development costs (including research and development performed under contract) as incurred. Included in current year expenses are the following attributable to research and development during the nine months ended December 31,

                                          1996            1995
                                        ---------       ---------
Legal, patent fees                      $   5,203       $  10,442
Salaries                                   78,322         123,897
Travel                                      1,518             516
Insurance                                   2,336           5,053
Payroll tax                                 5,992           9,478
Telephone                                   2,011           1,638
Utilities                                   1,001           1,032
Materials                                     830          24,623
                                        ---------       ---------
                                           97,213         176,679
Less reimbursements (Note 3)                   --        (150,000)
                                        ---------         -------
                                        $  97,213       $  26,679
                                        =========       =========

 5. Related Party Transactions

 Included in current liabilities is a note payable to William Tice, a company officer and a major stockholder. The note bears 10% interest and is due on demand and is subordinated debt.

 During the nine months ended December 31, 1996, the Company borrowed an additional $84,000, made principal payments of $136,975, and accrued interest on the loan totaling $5,767. During the nine months ended December 31, 1995, the Company borrowed an additional $63,000, made principal payments of $106,009, and accrued interest on the loan totaling $12,953.

 Additionally, the notes payable to banks are secured by a second mortgage on Mr. Tice's personal residence as well as his personal guarantee.

 Also, included in notes payable - business associates (Note 2) is a note payable to John Burchill, a company employee. The Company borrowed $10,000 from Mr. Burchill on June 24, 1996. The note is renewable every 90 days through April 30, 1997 and bears 10% interest. Interest on the note of $475 has been accrued through December 15, 1996.

 Also, included in notes payable - business associates (Note 2) is a note payable to Joe Clayton, a member of the board of the Company. The Company borrowed $90,000 on July 18, 1996 and $40,000 on August 23, 1996. The note is renewable every 90 days through April 30, 1997 and bears interest at 10%. Interest of $4,970 has been accrued on the note through December 15, 1996.

 The notes payable to Mr. Burchill and Mr. Clayton, including interest accrued through December 15, 1996, are convertible to shares of common stock of Tice Technology, Inc. at $3 per share. (Note 12)

                        Tice Engineering and Sales, Inc.
                   Notes to Financial Statements (Continued)
                                  (Unaudited)
                           December 31, 1996 and 1995

 6. Income Taxes


 Effective April 1, 1993, the Company changed to an asset and liability method of accounting for income taxes in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates. There was no effect on pre-tax income of the adoption of FAS-109 during the year ended March 31, 1994.

 The components of the provisions for income taxes are as follows:

                                                    1996                  1995
                                                  --------              --------
Current expense
 Federal
 State

Deferred tax benefit due to temporary differences
 Federal                                          <4,353>               <1,148>
 State                                              <768>                 <458>

Deferred tax benefit due to net operating
 loss carryover
  Federal                                         89,155                <1,891>
  State                                           15,733                  <757>

Deferred tax benefit due to change in
 accounting estimate (Note 7)                    <90,450>                  --
                                                  ------                --------

  Total provision for income taxes               $ 9,317               $<4,254>
                                                 =======               =======

 Deferred income taxes reflect the net tax effects of temporary differences between the carrying values of inventory for financial reporting purposes and amounts used for income taxes. Deferred tax assets have also been provided for operating losses available to offset future income.

 The following is a summary of the significant components of the Company's deferred tax assets as of December 31, 1996 and 1995.

                                                    1996                1995
                                                  --------            --------
 Section 263 A cost in ending inventory         $ 39,948                $ 18,676
 Net operating loss carryovers                    62,389                 102,768
                                                --------                --------
   Net deferred tax assets                      $102,337                $121,444
                                                ========                ========

 At December 31, 1996 and 1995, the Company had loss carryovers available to offset future taxable income of $140,923 and $460,705, respectively. At December 31, 1996, the carrying value of inventory for tax purposes was $99,871 higher than reported in financial statements.

                        Tice Engineering and Sales, Inc.
                   Notes to Financial Statements (Continued)
                                  (Unaudited)
                           December 31, 1996 and 1995

7. Change in Accounting Estimate

Change in deferred tax asset due to change in accounting estimate:

At March 31, 1996, the Company's last fiscal year end, and in prior periods, deferred tax assets were recorded for net operating loss carryovers and the difference in the carrying value of inventory for financial statements and tax purposes at a 15% Federal tax rate and 6% state tax rate. The nominal Federal rate of 15% was applied because it was expected that the Company would have taxable income in future years of $50,000 or less per year. Since the March 31, 1996 balance sheet date, however, new information as to future operating income and gains on sales of fixed assets, indicate that the full benefit of the loss carryovers will be realized in years ending March 31, 1997 and 1998. Under the rules of FAS 109 "Accounting for Income Taxes", deferred tax assets are valued at the tax rate expected to apply to taxable income in the period in which the asset is realized, therefore the statutory flat tax rate of 34% is applicable at December 31, 1996. Had the loss carryovers available and inventory adjustment at March 31, 1996, been valued at a 34% Federal tax rate instead of 15%, the total deferred tax asset at March 31, 1996 would have been $207,227 and the decrease in the asset from March 31, 1996 to December 31, 1996 would have been $104,890 instead of $9,255. In accordance with Accounting Principles Board Opinion 20, "Accounting for Changes in Accounting Estimates" the March 31, 1996 financial statements have not been re-stated to reflect this change and the net effect of this change has been recorded in the current period.

8.  Major Customers and Export Sales

                                        1996                       1995
                                        ----                       ----
                                Sales    % of Sales       Sales     % of Sales
                                -------------------       --------------------
                Customer 1      $325,523       36.4       $241,708        25.2
                Customer 2       178,859       20.0        181,281        18.9
                Customer 3        86,747        9.7        219,648        22.9
                                -------------------       --------------------

                                $591,129       66.1       $642,637        67.0
                                ===================       ====================

Approximately 4% of the Company's sales are export sales. All export sales are paid with an irrevocable letter of credit drawn on U.S. funds, therefore, there are no exchange gains or losses included in income.

9.  Note Receivable - Split Dollar Life Insurance

The Company is paying the premiums on life insurance policies on the life of William Tice, a company officer, in a split dollar agreement with collateral assignment, whereby the premiums paid by the Company are to be repaid upon receipt of the proceeds of the policy by Mr. Tice's beneficiaries. The Company is not a beneficiary on this policy. Premiums paid on the policy during the nine months ended December 31, 1996 totaled $35,560.

                        Tice Engineering and Sales, Inc.
                   Notes to Financial Statements (Continued)
                                  (Unaudited)
                           December 31, 1996 and 1995


 10. Employee Benefits

 Employee benefits consist of group health insurance and group term life insurance provided for employees and their dependents totaling $26,083 and $40,428 for the nine months ended December 31, 1996 and 1995, respectively.

 Also,  during the nine months ended December 31,1996, the Company implemented a
 qualified 401 K plan.   The plan allows the employees to contribute from 1% to
 15% of their gross pay up to maximum of $9,500 (for 1996). Each year the Company chooses whether or not to match a portion of the employee contribution. For the nine months ended December 31, 1996, the Company elected to match the first 3% of the first 6% of employee contributions. The Company portion is on a vesting schedule for employees at the rate of 20% per year for five years. All employees were eligible on the enrollment date and new hires must meet a six-month employment period to be eligible. The Company acts as its own trustee and is covered by a $60,000 surety bond. As of December 31, 1996, the balance in all individual accounts is $8,535. During the nine months ended December 31, 1996, the Company contributions to the plan totaled $2,479.

 11. Sale of Rental Property/Contingent Lease

 On September 30, 1996, the Company sold rental property with a book value of $356,112 for $825,000 cash plus an eight-month lease which allows the Company to continue to occupy space in the property rent-free through May, 1997. After May 31, 1997, the Company can continue to occupy space in the property for $4,000 per month rent. The value of the eight-month initial lease of $32,000 was included in the selling price of the property and recorded on the balance sheet as prepaid rent. The Company has recorded three months rent expense totaling $12,000, during the period ended December 31, 1996. The balance of prepaid rent of $20,000 is included on the balance sheet under the caption "Prepaid expenses".

 12. Stock Warrants

 On May 5, 1995, the Company issued 30 stock warrants to Joseph Walker & Sons, Inc. in exchange for consulting services provided to the Company in connection with their plan of reorganization. The warrants can be converted to 30 shares of Company stock at an exercise price of $1 per share on or before May 5, 2005. The value of the warrants has been recorded at the fair market value of the services rendered.

 13. Convertible Debt

 During the nine months ended December 31, 1996, the Company issued $255,187 of convertible debt to six individuals (Business Associates). Each $3 of debt is convertible to one share of common stock of Tice Technology, Inc.. The notes bear interest at 10%. Interest accrued through December 15, 1996 of $10,493 will be included in the convertible debt. Interest accrued after that date will be paid to the debt holder at the time of conversion, which is on or before April 28, 1997.

                       TICE ENGINEERING AND SALES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)
                          DECEMBER 31, 1996 AND 1995


14.  PRO-FORMA OUTSTANDING SHARES

The pro-forma average common shares outstanding of 6,588,780 is made up of 5,838,780 Common Shares and 750,000 Class B Common Shares. In compliance with requirements of the Securities and Exchange Commission stock and stock warrants issued within a one year period prior to an initial public offering must be treated as outstanding for all periods presented. Therefore the shares outstanding at December 31, 1996 have been revised for the shares issued at the time the registration becomes effective.

                       TICE ENGINEERING AND SALES, INC.
                          SCHEDULES OF COST OF SALES
                                  (UNAUDITED)
              FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AND 1995


                                          1996            1995
                                        --------        --------
Materials                               $377,314        $394,174
Assembly and production labor             90,931         103,123
Assembly and production expense            1,099           3,710
Salaries - sales and service              62,725          88,093
Shop expense                               1,098           1,043
Applied overhead                          88,456          63,151
                                        --------        --------

                                        $621,623        $653,294
                                        ========        ========

                See accompanying notes to financial statements.

                       TICE ENGINEERING AND SALES, INC.
           SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                                  (UNAUDITED)
             FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AND 1995


                                          1996            1995
                                        --------        --------
Advertising and promotions              $ 47,447        $ 53,534
Airplane                                  21,266          69,015
Amortization                               3,411           1,569
Bad debts                                     75             587
Depreciation                               8,789           9,653
Dues and fees                              2,759             225
Employee benefits                         18,898          20,647
Insurance                                  9,708          11,557
Legal and accounting                         617          16,025
Meals and entertainment                    2,267           1,179
Moving expense                             3,700              --
Office supplies                            7,181           8,996
Postage                                    1,021             958
Commissions                                  550          11,719
Donations                                    125             286
Royalty                                    2,672           2,661
Salaries-officer                          93,800          36,751
Salaries-other                            59,337          31,694
Scholarship fund                           1,449              --
Shop                                       1,099           1,042
Taxes-payroll                              3,790          16,110
Taxes-other                                9,699              10
Telephone                                  7,037           5,730
Training                                      70              --
Travel                                    24,704           9,093
Utilities                                  4,005           4,129
Vehicle                                    1,725           5,207
Rent                                       6,000             270
                                        --------        --------

                                        $343,201        $318,647
                                        ========        ========

                See accompanying notes to financial statements.

                       Tice Engineering and Sales, Inc.
                         Schedules of Applied Overhead
                                  (Unaudited)
             For The Nine Months Ended December 31, 1996 and 1995

                                                1996              1995
                                              -------           -------
   Depreciation                               $ 3,329           $ 5,468
   Employee benefits                            8,607            14,728
   Equipment maintenance                          616             1,058
   Insurance                                    1,239                --
   Office supplies                                798             1,000
   Postage                                        114               106
   Legal and accounting                            --               540
   Salaries - clerical and purchasing          15,061             3,522
   Salaries - officer                          27,200            23,831
   Payroll taxes                               19,481             6,401
   Telephone                                    1,005               819
   Utilities                                    5,006             5,160
   Rent                                         6,000               518
                                              -------           -------
                                              $88,456           $63,151
                                              =======           =======




                See accompanying notes to financial statements.

Tice Engineering and Sales, Inc.
Knoxville, Tennessee



We have audited the accompanying consolidated balance sheets of Tice Engineering and Sales, Inc. as of March 31, 1996 and 1995, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended March 31, 1996. These financial statements and the schedules listed below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tice Engineering and Sales, Inc. as of March 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1996, in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information on pages F-32 through F-34 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Boring & Goins, P.C.
Knoxville, Tennessee
May 23, 1996
Except for Notes 6, 10, 11, 12 and 13 as to which the date is February 10, 1997.

                        Tice Engineering and Sales, Inc.
                          Consolidated Balance Sheets
                            March 31, 1996 and 1995


                                                     1996        1995
                                                  ----------  ----------
Assets
Current assets:
 Cash                                             $    2,822  $   45,564
 Accounts receivable
  Trade                                              119,060     196,209
  Employee                                            16,002       9,774
  Due from related party                               4,859          --
 Prepaid expenses                                     28,291      27,258
 Inventory                                           464,997     327,295
 Deferred income tax benefit                          10,500          --
                                                  ----------  ----------
Total current assets                                 646,531     606,100

Fixed assets:
 Land                                                305,000     305,000
 Building and improvements                           449,885     422,050
 Equipment                                           558,531     549,109
 Vehicles                                            124,599     450,859
                                                  ----------  ----------
                                                   1,438,015   1,727,018
 Less accumulated depreciation                      (875,404)   (910,320)
                                                  ----------  ----------
Net fixed assets                                     562,611     816,698

Other assets:
 Utility deposit                                         890         890
 Cash surrender value - officer's life                14,250          --
 Investments                                              --       1,245
 Patent, net of accumulated amortization              91,657      35,380
 Note receivable - split dollar life insurance        17,780          --
 Deferred income tax benefit                         101,153     117,190
                                                  ----------  ----------
Total other assets                                   225,730     154,705
                                                  ----------  ----------
                                                  $1,434,872  $1,577,503
                                                  ==========  ==========

                                                          1996          1995
                                                       -----------   ----------
Liabilities and stockholders' equity
Current liabilities:
    Notes payable--officer                             $  129,116    $  182,708
    Notes payable                                              --       815,000
    Accounts payable                                      196,912       105,541
    Payroll and payroll taxes payable                       4,605         4,031
    Franchise tax payable                                   2,647         2,870
    Customer deposit                                       25,000            --
    Current maturities of long-term debt                  269,844        43,492
                                                         --------    ----------
Total current liabilities                                 628,124     1,153,642

Long term debt less current maturities                    661,325       302,377


Stockholders' equity:
    Capital stock, no stated value, 2,000 shares,
      authorized, 750 issued and outstanding                8,634         8,634
    30 stock warrants outstanding                           4,859            --
    Retained earnings                                     131,930       112,850
                                                       ----------    ----------

Total stockholders' equity                                145,423       121,484
                                                       ----------    ----------

                                                       $1,434,872    $1,577,503
                                                       ==========    ==========


  The accompanying notes are an integral part of these financial statements.

                        Tice Engineering and Sales, Inc.
                       Consolidated Statements of Income
               For the Years Ended March 31, 1996, 1995 and 1994

                                                      1996        1995        1994
                                                   ----------  ----------  -----------
Revenues:
 Sales                                             $1,239,666  $1,235,492   $1,305,478
 Service                                                2,892       4,362        3,230
                                                   ----------  ----------   ----------
Total Revenues                                      1,242,558   1,239,854    1,308,708

Expenses:
 Cost of sales and service                            808,161     867,702      999,797
 Research and Development (Net of
  reimbursements)                                      46,963      42,364      140,990
 Selling, General and Administrative                  368,149     264,592      278,632
                                                   ----------  ----------   ----------
Total Expenses                                      1,223,273   1,174,658    1,419,419
                                                   ----------  ----------   ----------

Operating Income/(Loss)                                19,285      65,196     (110,711)

Other income/(expense):
 Interest income                                          176         618          500
 Rental income                                         49,575      52,920       33,675
 Rental expense                                       (46,424)    (43,002)     (53,266)
 Gain on sale of fixed assets                         105,593          --           --
 Interest - related parties                           (16,312)    (15,326)      (4,105)
 Interest - other                                     (94,551)    (96,446)     (87,480)
 Other income                                           7,275         787          305
                                                   ----------  ----------   ----------
Total other income/(expense):                           5,332    (100,449)    (110,371)
                                                   ----------  ----------   ----------

Income/(Loss) before provision for income taxes        24,617     (35,253)    (221,082)

Provision for income tax                               (5,537)      5,591       41,680
                                                   ----------  ----------   ----------

Net income/loss before change in
 accounting principle                                  19,080     (29,662)    (179,402)

Change in accounting principle
 Cumulative effect to March 31, 1994
 of application of Statement of
 Financial Accounting Standards 109
 "Accounting for Income Taxes"                             --          --       69,919
                                                   ----------  ----------   ----------

Net income/(loss)                                  $   19,080  $  (29,662)  $ (109,483)
                                                   ==========  ==========   ==========

Income per share                                        $.003
Outstanding shares                                  6,588,780

  The accompanying notes are an integral part of these financial statements.

                       Tice Engineering and Sales, Inc.
                Consolidated Statements of Stockholder's Equity
               For the Years Ended March 31, 1996, 1995 and 1994

                                                                      Total
                                  Common    Stock     Retained   Stockholders
                                   Stock   Warrants   Earnings      Equity
                                  ------   --------   --------   ------------

Balance April 1, 1993             $8,634    $         $ 251,995    $ 260,629

Net loss for the year
  ended March 31, 1994                                 (109,483)    (109,483)
                                  ------    ------    ---------    ---------

Balance March 31, 1994             8,634                142,512      151,146

Net loss for the year
  ended March 31, 1995                                  (29,662)     (29,662)
                                  ------    ------    ---------    ---------

Balance March 31, 1995             8,634                112,850      121,484

Issuance of 30 stock warrants                4,859                     4,859

Net income for the year
  ended March 31, 1996                                   19,080       19,080
                                  ------    ------    ---------    ---------

Balance March 31, 1996            $8,634    $4,859    $ 131,930    $ 145,423
                                  ======    ======    =========    =========



  The accompanying notes are an integral part of these financial statements.

                       Tice Engineering and Sales, Inc.
                     Consolidated Statements of Cash Flows
               For the Years Ended March 31, 1996, 1995 and 1994


                                                  1996       1995        1994
                                                --------  ---------   ----------
Operating activities:
Net income/(loss)                              $  19,080  $ (29,662)  $(109,483)
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and amortization                 51,887     51,994      60,507
    Gain on sale of fixed assets                (105,593)        --          --
Changes in operating assets and liabilities:
  (Increase)/Decrease in receivables              70,921   (124,393)    120,216
  (Increase)/Decrease in inventories            (137,702)   (35,485)     73,983
  (Increase)/Decrease in prepaid expenses         (1,033)    (1,261)    (14,145)
  (Increase)/Decrease in deferred tax asset        5,539     (5,591)   (111,599)
  Increase/(Decrease) in accounts payable         91,371     (1,639)    (72,925)
  Increase/(Decrease) in accrued expenses         25,350      3,071         397
                                               ---------  ---------   ---------
  Net cash provided by operating activities       19,820   (142,966)    (53,049)

Investing activities:
  Purchase of fixed assets                       (37,257)    (4,957)    (10,624)
  Proceeds from sale of fixed assets             349,091         --          --
  Investment in patents                          (60,319)   (31,757)     (4,918)
  Increase in cash value life insurance          (14,250)        --          --
  Increase in note receivable-split
    dollar life insurance                        (17,780)        --          --

  Sale of investment at cost                       1,245         --          --
                                               ---------  ---------   ---------
    Net cash provided by investing activities    220,730    (36,714)    (15,542)


Financing activities:
  Proceeds from notes payable                         --    225,000      50,000
  Proceeds from officer loan                      79,312     80,526      64,211
  Principal payments on officer loan            (132,904)   (63,850)     (7,200)
  Principal payments on notes payable           (229,700)   (39,369)    (49,867)
                                               ---------  ---------   ---------
    Net cash provided by financing activities   (283,292)   202,307      57,144
                                               ---------  ---------   ---------

Net increase/(decrease) in cash                  (42,742)    22,627     (11,447)

Cash Balance, April 1,                            45,564     22,937      34,384
                                               ---------  ---------   ---------

Cash Balance, March 31,                        $   2,822  $  45,564   $  22,937
                                               =========  =========   =========



  The accompanying notes are an integral part of these financial statements.

                       Tice Engineering and Sales, Inc.
               Consolidated Statements of Cash Flows (Continued)
               For the Years Ended March 31, 1996, 1995 and 1994


Supplemental disclosures of cash flow information:

                                                  1996       1995       1994
                                                 -------    -------    -------
Cash paid during the years for:
  Interest                                       $94,551    $96,446    $87,480
  Taxes                                            2,870      2,156      2,281


Non-Cash investing and financing activities:
  Interest accrued on officer's loan              16,312     15,326      4,105


Issuance of stock warrants in exchange
  for services                                     4,859         --



   The accompanying notes are an integral part of these financial statements.

                        Tice Engineering and Sales, Inc.
                   Notes to Consolidated Financial Statements
                         March 31, 1996, 1995 and 1994


 1.  Summary of Significant Accounting Policies

 Business Activity

 The Company designs and manufactures robotic and pneumatic industrial sewing machine attachments.

 Trade Accounts Receivable

 The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

 Inventories

 Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method.

   Inventories at March 31 consist of:

                              1996              1995
                            --------          --------
        Raw materials       $278,735          $196,377
        Work in progress     141,994           101,461
        Finished goods        44,268            29,457
                            --------          --------

                            $464,997          $327,295
                            ========          ========

 Cash and Cash Equivalents

 For purposes of the statement of cash flows the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and/or cash equivalents.

 Income Taxes

 Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes related primarily to the basis of inventory for financial and income tax reporting. The deferred tax assets represent the future tax return consequences of those differences. Deferred tax assets also are recognized for operating losses that are available to offset future taxable income.

 Property and Equipment

 Property and equipment are recorded at cost. Depreciation is computed using the straight-line method and accelerated methods over the estimated useful lives of the assets. Significant improvements are capitalized while maintenance and repairs are expensed as incurred.

                        Tice Engineering and Sales, Inc.
             Notes to Consolidated Financial Statements (Continued)
                         March 31, 1996, 1995 and 1994


 1. Summary of Significant Accounting Policies (continued)

 Patents

 Certain legal and other direct expenses incurred in order to obtain patents on company designed and manufactured parts have been capitalized at cost. Patent costs of $49,877 and $31,757 have been capitalized in the years ending March 31, 1996, and 1995, respectively. Amortization is calculated by the straight-line-method over a seventeen year estimated useful life. Amortization expense totaled $4,042 and $1,223 during the year ended March 31, 1996 and 1995, respectively.

 2. Notes Payable and Long-Term Debt

 Notes payable consisted of the following at March 31,:

                                                                          1996                  1995
                                                                        --------              ----------

 Note payable to a bank, dated 3/28/96, interest at 9.5%
   payable monthly, due on demand, secured by accounts
   receivable, furniture, fixtures and equipment.                       $  400,000            $ 400,000

 Note payable to a bank, dated 7/11/94, originally due
   November 11, 1994, renewable every 120 days,
   renewed to October 11, 1996,  interest at bank index
   rate plus 1%, payable  monthly.                                      $  225,000            $ 225,000

 Notes payable to a bank, dated 8/14/91, due on demand,
   interest at bank index rate plus 1%, secured by airplane.                    --              190,000

 Note payable to an individual, dated 2/29/86, interest at 10%, principal and interest payments of $6,343 due monthly
   through August, 2001, secured by shopping center.                       306,169              345,869
                                                                        ----------            ---------
                                                                           931,169            1,160,869
  Less current maturities                                                  269,844              858,492
                                                                        ----------            ---------

                                                                        $  661,325            $ 302,377
                                                                        ==========            =========

                        Tice Engineering and Sales, Inc.
             Notes to Consolidated Financial Statements (Continued)
                         March 31, 1996, 1995 and 1994


 2. Notes Payable and Long-Term Debt (continued)

 Maturities of notes payable and long term debt at March 31,:

Year                      1996                     1995
-------------           --------                ----------

  1996                  $       --                $  858,492
  1997                     269,844                    48,046
  1998                      49,212                    53,077
  1999                      54,096                    58,635
  2000                      59,465                    64,775
  2001                      65,367                    77,844
 Thereafter                433,185                        --
                        ----------                ----------

                        $  931,169                $1,160,869
                        ==========                ==========

 On May 6, 1996, the Company borrowed $700,000 from a bank at 9.5% thru May of 1999 and 3.5% over prime thereafter. The loan is payable in 120 equal installments of $9,112. The Company intends to use the proceeds to pay $625,000 to retire short term debt, and accordingly, that amount has been classified as long term debt at March 31, 1996.

 In addition, the Company obtained a working capital loan on May 6, 1996 of $100,000 with interest at prime + 2% due and payable on August 31, 1996.

 3. Joint Development Agreement

 In December, 1994, the Company entered into a Joint Development Agreement with a denim clothing manufacturer to develop a specialized sewing machine for the manufacture of jeans. The manufacturer reimbursed the Company $150,000 in development fees during each of the years ended March 31, 1996 and 1995. The Company incurred $160,633 in research and development expenses related to this project during the year ended March 31, 1996 and $150,468 during the year ended March 31, 1995. Under the terms of the agreement, the denim clothing manufacturer will have exclusive rights to purchase said sewing machine for an initial period of two years from the date of shipment of the first production machine. After the initial two year period, in order to maintain its exclusive rights, the manufacturer must purchase certain minimum quantities. In the event the Company sells machines to a third party, the Company is required to pay royalties to the manufacturer up to the amount reimbursed to the Company for development fees, plus 10% interest. Under no circumstances is any portion of the development fee refundable.

                       TICE ENGINEERING AND SALES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         MARCH 31, 1996, 1995 AND 1994


4. RESEARCH AND DEVELOPMENT

As required by statement of Financial Accounting Standards No. 2, the Company expenses research and development costs (including research and development performed under contract) as incurred. Included in expenses are the following attributable to research and development during the years ended March 31,:

                                                  1996       1995       1994
                                                ---------  ---------  --------
         Legal, patent fees                     $   8,444  $      --  $    222
         Salaries                                 150,496    134,077   119,838
         Travel                                     1,129      4,000        --
         Insurance                                  5,614      4,893     2,949
         Payroll tax                               11,513      9,336     9,168
         Telephone                                  2,337      2,350     2,052
         Utilities                                  1,433      1,353     1,498
         Materials                                 15,997     36,355     5,263
                                                ---------  ---------  --------

                                                  196,963    192,364   140,990
    Less reimbursements (Note 3)                 (150 000)  (150,000)       --
                                                ---------  ---------  --------

    Net research and development expense        $  46,963  $  42,364  $140,990
                                                =========  =========  ========

5. RELATED PARTY TRANSACTIONS

Included in current liabilities at March 31, 1996 and 1995, is a note payable to William Tice, a company officer and a major stockholder. The note bears 10% interest and is due on demand and is subordinated debt.

During the year ended March 31, 1996, the Company borrowed an additional $63,000, made principal payments of $131,652, and accrued interest on the loan totaling $16,312. During the year ended March 31, 1995, the Company borrowed an additional $65,200, made principal payments of $63,850, and accrued interest on the loan totaling $15,326. Additionally, the notes payable to banks are secured by a second mortgage on Mr. Tice's personal residence as well as his personal guarantee.

6. INCOME TAXES

Effective April 1, 1993, the Company changed to an asset and liability method of accounting for income taxes in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates. There was no effect on pre-tax income of the adoption of FAS-109 during the year ended March 31, 1994.

                       TICE ENGINEERING AND SALES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         MARCH 31, 1996, 1995 AND 1994

6. INCOME TAXES (CONTINUED)

The components of the provision for income taxes are as follows:

                                                    Year Ended March 31,
                                                 -----------------------------
                                                  1996       1995       1994
                                                --------   --------   --------
    Current Expense
        Federal                                  $         $          $
        State

    Deferred tax benefit due to temporary
        differences
        Federal                                   (4,708)     (472)       1666
        State                                     (1,883)     (188)        667

    Deferred tax benefit due to net
        operating loss carryover
        Federal                                    8,664    (3,523)    (31,438)
        State                                      3,464    (1,408)    (12,575)
                                                 -------   --------   ---------

    Total provision for income taxes             $ 5,537   $(5,591)   $(41,680)
                                                 =======   ========   =========

The following is a reconciliation of the provision for income taxes to the expected amounts attributable to continuing operations using the applicable effective rate.


                                                     Year Ended March 31,
                                                 ----------------------------
                                                   1996      1995      1994
                                                 --------  --------  --------
    Expected statutory amount                       15%      (15%)     (15%)
    Nondeductible meals and                         .4        .1        .3
        entertainment
    Nondeductible life insurance                    .6        .9       1.7
                                                 ----------------------------

        Actual tax provision                        16%      (14%)     (13%)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of inventory for financial reporting purposes and amounts used for income tax purposes. Deferred taxes have also provided for operating losses available to offset future taxable income.

                        Tice Engineering and Sales, Inc.
             Notes to Consolidated Financial Statements (Continued)
                         March 31, 1996, 1995 and 1994


6. Income Taxes (Continued)


The following is a summary of the significant components of the Company's deferred tax assets as of March 31,


                                                  1996        1995        1994
                                                --------    --------    --------
Section 263 A Cost in ending inventory          $ 23,662    $ 17,069    $ 16,409

Net operating loss carryovers                     87,991     100,121      95,190
                                                --------    --------    --------

    Net deferred tax asset                      $111,653    $117,190    $111,599
                                                ========    ========    ========

At March 31, 1996, 1995 and 1994, the Company had loss carryovers available to offset future taxable income of $390,342, $448,104 and $424,623, respectively.

At March 31, 1996, the carrying value of inventory for tax purposes was $112,674 higher than reported in the financial statements.

7. Major Customers and Export Sales

The Company sells a substantial portion of its products to three major customers. Transactions with these major customers consisted of the following during the years ended March 31,

                                        1996           1995           1994
                                        ----           ----           ----
                                    Sales      %   Sales      %   Sales      %
                                    ------------   ------------   ------------
Customer 1                          $582,643  47   $395,357  32   $549,657  42
Customer 2                           272,727  22    197,679  16    170,132  13
Customer 3                           136,363  11        --             --
                                    ------------   ------------   ------------
                                    $991,733  80%  $593,036  48%  $719,789  55%
                                    ============   ============   ============

Approximately 4% of the Company's sales are export sales. All export sales are paid with an irrevocable letter of credit drawn on U.S. funds, therefore, there are no exchange gains or losses included in income.

8.  Note Receivable - Split Dollar Life Insurance

The Company is paying the premiums on life insurance policies on the life of William Tice, a company officer, in a split dollar agreement with collateral assignment, whereby the premiums paid by the Company are to be repaid upon receipt of the proceeds of the policy by Mr. Tice's beneficiaries. The Company is not a beneficiary on this policy. Premiums paid on the policy during the year ended March 31, 1996 totaled $17,780.

                       Tice Engineering and Sales, Inc.
            Notes to Consolidated Financial Statements (Continued)
                         March 31, 1996, 1995 and 1994


9.  Employee Benefits

Employee benefits consist of group health insurance and group term life insurance provided for employees and their dependents totaling $23,734, $19,422 and $23,211 for the years ended March 31, 1996, 1995 and 1994, respectively.

10. Stock Warrants

On May 5, 1995, the Company issued 30 stock warrants to Joseph Walker & Sons, Inc. in exchange for consulting services provided to the Company in connection with their plan of reorganization. The warrants can be converted to 30 shares of Company stock at an exercise price of $1 per share on or before May 5, 2005. The value of the warrants has been recorded at the fair market value of the services rendered.

11. Going Concern

The auditors' report on the audited financial statements for the year ended March 31, 1996, originally dated May 23, 1996, contained an explanatory paragraph because of substantial doubt about its ability to continue as a going concern. Since that time, the Company has realized substantial gains from sales of Company assets, has retired a substantial portion of both short-term and long-term debt, and has entered into a licensing agreement with a sewing machine manufacturer which should provide net operating income for the year ended March 31, 1997. Because of this new information, the auditors' have removed this going concern explanatory paragraph from the auditors report and re-issued the financial statements, dated February 10, 1997.

12. Pro-Forma Average Common Shares

The pro-forma average common shares outstanding of 6,588,780 is made up of 5,838,780 Common Shares and 750,000 Class B Common Shares. In compliance with requirements, of the securities and exchange commission stock and stock warrants issued within a one year period prior to an initial public offering must be treated as outstanding for all periods presented. Therefore the shares outstanding at December 31, 1996 have been revised for the shares issued at the time the registration becomes effective.

13. Reclassification

Certain amounts in the March 31, 1996, 1995 and 1994 income statements have been reclassified from general and administrative expenses to cost of sales, applied overhead, research and development and rental property expenses to be consistent with the December 31, 1996 and 1995 interim (unaudited) financial statements included in the SEC registration statement.

                       Tice Engineering and Sales, Inc.
                    Consolidated Schedules of Cost of Sales
               For the Years Ended March 31, 1996, 1995 and 1994

                                             1996          1995          1994
                                           --------      --------      --------
Materials                                  $450,937      $492,455      $587,226
Production and assembly labor               128,900       106,518       137,860
Production and assembly expense               4,045         2,029         3,843
Sales and service salaries                  108,868       155,560       144,160
Shop expense                                  1,605         1,539         1,549
Commissions                                  14,405         5,545        11,958
Applied overhead                             99,401       104,056       113,201
                                           --------      --------      --------

                                           $808,161      $867,702      $999,797
                                           ========      ========      ========







  The accompanying notes are an integral part of these financial statements.

                       Tice Engineering and Sales, Inc.
    Consolidated Schedules of Selling, General and Administrative Expenses
               For The Years Ended March 31, 1996, 1995 and 1994

                                  1996              1995              1994
                                --------          --------          --------
Advertising                     $ 70,539          $ 68,111          $ 52,082
Airplane                          71,728            47,242            33,584
Amortization                       4,042             1,223                72
Bad debts                            587                28             1,143
Depreciation                      12,159            14,786            23,114
Donations                             --                --               744
Dues and fees                        525               993               957
Employee benefits                 10,633            12,951            11,148
Employee training                     --                --             1,184
Insurance                          8,631             7,364            14,098
Legal and accounting              33,056             8,300             5,808
Meals and entertainment            1,630             1,964             1,247
Office supplies                   12,572             8,812             8,655
Postage                            1,191             1,237             1,001
Rent                                 383               533               304
Royalty                            3,843             3,714               942
Salaries - officers               34,825            35,799            44,429
Salaries - other                  42,801             7,416            30,559
Scholarship fund                      --                --             2,408
Shop                               1,605             1,540             1,549
Taxes - payroll                    6,231             3,451             4,952
Taxes - other                     15,808            15,820            14,319
Telephone                          8,181             8,226             7,180
Travel                            14,058             7,280             6,159
Utilities                          6,761             5,414             6,883
Vehicle                            6,360             2,388             4,111
                                --------          --------          --------

                                $368,149          $264,592          $278,632
                                ========          ========          ========



  The accompanying notes are an integral part of these financial statements.

                       Tice Engineering and Sales, Inc.
                  Consolidated Schedules of Applied Overhead
               For The Years Ended March 31, 1996, 1995 and 1994

                                  1996              1995              1994
                                 -------          --------          --------
Depreciation                     $ 7,240          $  7,539          $  8,875
Equipment maintenance              1,085               638             1,210
Employee benefits                 13,101            22,058            18,485
Insurance                          1,758             2,554             2,518
Legal and accounting                 576               148               223
Office supplies                    1,311               979               962
Postage                              132               137               111
Rent                                 743               817               371
Salaries - officer                29,522            28,374            37,318
Salaries - other                  13,734            11,719            10,750
Taxes payroll                     21,864            21,152            24,756
Telephone                          1,169             1,175             1,026
Utilities                          7,166             6,766             6,596
                                 -------          --------          --------

                                 $99,401          $104,056          $113,201
                                 =======          ========          ========




  The accompanying notes are an integral part of these financial statements.

                 PRO FORMA BALANCE SHEETS ASSUMING ACQUISITION
                      OF TES AND CONVERSION OF TES DEBT:

The pro forma balance sheets are included to show the expected effects on the balance sheets of the Issuer and TES of certain events which occurred after the balance sheet date and on the effective date of the registration statement. These are (i) the exercise of the warrants by JWSI; (ii) the reorganization in which the shareholders of TES exchanged all of the issued and outstanding stock of TES for 5,450,220 Common Shares (5,211,750 to Mr. Tice and 238,470 to JWSI) and 750,000 Class B Common Shares and TES became a wholly owned subsidiary of the Issuer; (iii) the conversion of $265,680 of debt of TES to 88,560 Common Shares of the Issuer; and (iv) the issuance of 300,000 Common Shares and 1,000,000 Common Stock Purchase Warrants of the Issuer to Monogenesis for $13,000.

                                                                       Tice Engineering &
                                            Tice Technology, Inc.         Sales, Inc.                         Tice Technology, Inc.
                                                Balance Sheet            Balance Sheet        Pro-Forma         & Subsidiary Pro-
ASSETS                                        December 31, 1996        December 31, 1996     Adjustments       Forma Balance Sheet
------                                      ---------------------      ------------------    -----------       --------------------
Current Assets                                           $ 24,200              $    6,333       $   3,000   (5)          $   43,533
    Cash                                                                                           10,000   (6)

    Accounts receivable                                                           167,081                                   167,081
    Inventory                                                                     470,795                                   470,795
    Prepaid expenses                                                               44,829                                    44,829
    Deferred income tax asset                                                     102,337                                   102,337
    Due from related company                                                      124,319        (124,319)  (1)
        Total current assets                             --------              ----------                                ----------
                                                           24,200                 915,694                                   828,575


Fixed Assets                                                                      772,198                                   772,198
    Less accumulated depreciation                                                (585,528)                                 (585,528)
                                                                               -----------                               -----------
        Net fixed assets                                                          186,670                                   186,670

Other Assets
    Utility deposits                                                                  890                                       890
    Cash surrender value - officer's life                                          14,250                                    14,250
    Note receivable - split dollar life insurance                                  53,340                                    53,340
    Patent, net of accumulated amortization                                       115,745                                   115,745
    Organization cost                                     100,119                                                           100,119
                                                         --------              ----------                                ----------
        Total other assets                                100,119                 184,225                                   284,344
                                                         --------              ----------                                ----------

        Total Assets                                     $124,319              $1,286,589                                $1,299,589
                                                         ========              ==========                                ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------
Current Liabilities                                      $                     $   81,908       $                        $   81,908
    Note payable - officer                                                        296,623                                   296,623
    Accounts payable                                                                4,185                                     4,185
    Taxes payable

    Current maturities - long term debt                                           506,679        (265,680)  (4)             240,999
    Due to related company                                124,319                                (124,319)  (1)
                                                         --------              ----------                                ----------
        Total Liabilities                                 124,319                 889,395                                   623,715



                 Pro Forma Balance Sheets Assuming Acquisition
                      of TES and Conversion of TES Debt:

                                                                        Tice Engineering &
                                                 Tice Technology, Inc.      Sales, Inc.                      Tice Technology, Inc.
                                                    Balance Sheet          Balance Sheet      Pro-Forma        & Subsidiary Pro-
                                                  December 31, 1996     December 31, 1996    Adjustments     Forma Balance Sheet
                                                 ---------------------  -----------------    -----------     ---------------------
LIABILITIES AND STOCKHOLDER'S
-----------------------------
  EQUITY (continued)
  ------------------
Stockholder's Equity                                                                8,634         (8,634)(2)
 Capital stock, no stated value, 2,000
 shares authorized, 750 shares issued and
 outstanding

30 stock warrants outstanding                                                       4,859         (4,859)(3)

Common Shares, par value $.01 per share,                                                          52,117 (2)
 30,000,000 shares authorized, 5,838,780                                                           2,385 (3)
 shares issued and outstanding                                                                       886 (4)
                                                                                                   3,000 (5)                58,388

Class B Common Shares, par value $.01 per share,                                                   7,500 (2)                 7,500
 5,000,000 shares authorized, 750,000 shares issued
 and outstanding

Class D Common Shares, par value $.01 per share,
 600,000 shares authorized, no shares issued                                                                                   -0-
 and outstanding                                                                                                        ----------
Total Common Shares                                                                                                         65,888

Preferred Shares, par value $.01 per share, 10,000,000
 shares authorized, no shares issued and outstanding                                                                           -0-

Paid in surplus                                                                                  (50,983) (2)
                                                                                                   2,474  (3)
                                                                                                 264,794  (4)
                                                                                                  75,000  (5)
                                                                                                  10,000  (6)              301,285
Retained earnings                                                                 383,701        (75,000) (5)              308,701
                                                              --------         ----------                               ----------
      Total stockholder's equity                                   -0-            397,194                                  675,874
                                                              --------         ----------                               ----------
      Total Liabilities and Stockholder's                     $124,319         $1,286,589                               $1,299,589
       Equity                                                 ========         ==========                               ==========


(1) Eliminate inter-company receivables and payables.
(2) Exchange of Mr. Tice's stock in Tice Engineering and Sales, Inc. for 5,211,750 Common Shares and 750,000 Shares of Class B Common.
(3) 238,470 Common Shares issued to JWSI upon conversion of warrants issued by TES.
(4) 88,560 Common Shares issued upon conversion of $265,680 debt of TES at $3 per share.

(5) Issuance of 300,000 Common Shares to Monogenesis for $3,000 cash and services valued at $75,000.

(6) Issuance of 1,000,000 Common Stock Purchase Warrants to Monogenesis for $10,000.

                          INDEPENDENT AUDITOR'S REPORT



      To the Board of Directors
      Tice Technology, Inc.


      We have audited the accompanying balance sheet of Tice Technology, Inc. as of December 31, 1996. This financial statement is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Tice Technology, Inc. as of December 31, 1996, in conformity with generally accepted accounting principles.



      BORING & GOINS, P.C.

      Knoxville, Tennessee

      February 10, 1997

                             Tice Technology, Inc.
                                 Balance Sheet
                               December 31, 1996



                                    ASSETS
                                    ------



Current Assets
   Cash - checking                                        $ 24,200

Other Assets
   Organization and registration cost                      100,119
                                                          --------

      Total Assets                                        $124,319
                                                          ========


                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------


Current Liabilities
   Due to related company                                 $124,319

Stockholder's Equity                                            --
                                                          --------

      Total Liabilities and Stockholder's Equity          $124,319
                                                          ========

                             Tice Technology, Inc.
                         Notes to Financial Statements
                               December 31, 1996


1. Summary of Significant Accounting Policies

Nature of Business

Tice Technology, Inc., a newly formed Delaware corporation, was formed to acquire and hold all of the issued and outstanding stock of Tice Engineering and Sales, Inc. Tice Engineering and Sales, Inc. is an engineering firm which provides engineering and technical solutions for the apparel industry. Tice Technology, Inc. was incorporated on June 21, 1996. Management of Tice Engineering and Sales, Inc. and Tice Technology, Inc. anticipate that at some point in the future it may be advantageous to acquire additional business and that Tice Technology, Inc. stock may be used as some or all of the consideration for such acquisition.

Development Stage

The Company has not commenced operations as of December 31, 1996 and the only activity to date has been solely in conjunction with the incorporation and registration process, which have been capitalized.

2. Organization Cost

Organization cost represent legal, consulting and accounting costs related to the cost of organization and registration and will be amortized on the straight line method over five years.

3. Related Company

Tice Technology, Inc. will acquire all of the issued and outstanding stock and all the outstanding warrants and options of Tice Engineering and Sales, Inc., a Tennessee Corporation, in exchange for stock and warrants of the company when the filed registration statement becomes effective. The company's management is the same as Tice Engineering & Sales, Inc.

4. Capital Structure

Tice Technology, Inc. is authorized at December 31, 1996 to issue the following number of shares at the stated par value:

                               Authorized Shares       Par Value Per Share
                               -----------------       -------------------

     Common Shares                 30,000,000                  $.01
     Class B Common Shares          5,000,000                  $.01
     Class D Common Shares            600,000                  $.01
     Preferred Shares              10,000,000                  $.01


     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Issuer. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date of issue. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities.

       _________________________

           TABLE OF CONTENTS
       _________________________


                                    Page
                                    ----
Additional Information                 2
Summary                                3
Risk Factors                           9
Plan of Distribution                  15
Use of Proceeds                       17
Capitalization                        17
Business                              19
Management's Discussion               29
  and Analysis of Financial
  Condition
Legal Proceedings                     40
Management                            40
Principal and Selling                 42
  Shareholders
Securities                            45
Dividends                             49
Liability and Indemnification         49
  of Directors
Legal Matters                         52
Experts                               52
Financial Statements                  53

       _________________________

                            2,984,717 Common Shares

                                      and

                            1,000,000 Common Stock
                               Purchase Warrants

                                      of

                             Tice Technology, Inc.

                         ______________________________

                                   PROSPECTUS
                         ______________________________



                            __________________, 1997



  Until _____________________, 1997, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus
-------   --------------------------------------

Item 13.  Other Expenses of Issuance and Distribution
          -------------------------------------------

     Expenses of the offering are estimated to be approximately $100,000 which amount includes the following items:


Registration fee - federal                                  $ 2,915
Registration fees - state                                   $     0
Transfer Agent Fees*                                        $15,000
Printing and EDGAR Filing Costs*                            $12,000
Legal Fees (including fees relating
to the reorganization)*                                     $50,000
Accounting Fees                                             $20,000

--------------------------------------------------------------------------------
* estimates

The Selling Shareholders are not paying any expenses of the registration.

Item 14.  Indemnification of Directors and Officers
          -----------------------------------------

     The Issuer has provisions in its Certificate of Incorporation which limit its directors' monetary liability to it or its shareholders except: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders;
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for unlawful payment of dividends or unlawful repurchase or redemption of its own stock; or (d) for any transaction from which the director derived an improper personal benefit.

     The Issuer is required to indemnify its officers and directors for any liability incurred by them in their capacity as such except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Item 15.  Recent Sales of Unregistered Securities
          ---------------------------------------

     On the effective date of this Registration Statement, the Issuer issued 5,450,220 Common Shares and 750,000 Class B Common Shares to the shareholders of Tice Engineering and Sales, Inc. in exchange for all of TES's issued and outstanding stock (238,470 Class B Common Shares issued to Joseph Walker and Sons, Inc. were converted to Common Shares) and options to purchase 54,750 Common Shares to ten employees. The Issuer also issued 88,560 shares to six persons in satisfaction of certain debt of TES. The Issuer claims exemption from registration under Section 4(2) of the Securities Act of 1933.

     Of the Common Shares issued to TES shareholders and note holders, 1,629,967 shares (in addition to the Common Shares sold to Monogenesis) will be registered under this Registration Statement. The remaining securities issued will bear a restrictive legend. The Common Shares which may be issued upon exercise of the employee stock options will also be registered under this Registration Statement.

Item 16.  Exhibits and Financial Statement Schedules
          ------------------------------------------

              Index to Exhibits and Financial Statement Schedules
              ---------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                           Exhibit      Page
                                                                         Table Number  Number
                                                                         ------------  ------
---------------------------------------------------------------------------------------------
I.    Plan of Acquisition, Reorganization, Arrangement,                       2
      Liquidation or Succession
---------------------------------------------------------------------------------------------
      (i)  Stock Purchase Agreement and Plan of                                          +
           Reorganization (including all schedules)
---------------------------------------------------------------------------------------------
II.   Articles of Incorporation and Bylaws                                    3
---------------------------------------------------------------------------------------------
      (i)  Certificate of Incorporation of Tice Technology, Inc.                         +
---------------------------------------------------------------------------------------------
      (ii) Bylaws of Tice Technology, Inc.                                               +
---------------------------------------------------------------------------------------------
III.  Instruments Defining the Rights of Security Holders                     4
---------------------------------------------------------------------------------------------
      (i)  Common Stock Purchase Warrant Agreement
           Between Tice Technology, Inc. and Warrant Agent
---------------------------------------------------------------------------------------------
IV.   Opinion of Counsel - Legality of Securities Being                       5          *
           Registered
---------------------------------------------------------------------------------------------
V.    Material Contracts                                                     10
---------------------------------------------------------------------------------------------
      (i)  Agreement Between Tice Technology, Inc. and                                   *
           Transfer Agent
---------------------------------------------------------------------------------------------
      (ii) Patent, Technical Data and Assistance License
           Between Tice Engineering and Sales, Inc. and
           Brother Industries, Ltd.
---------------------------------------------------------------------------------------------
VI.   Subsidiaries of the Registrant                                         21          *
---------------------------------------------------------------------------------------------
VII.  Consent of Experts                                                     23
---------------------------------------------------------------------------------------------
      (i)  Consent of Boring & Goins, P.C.,
           Certified Public Accountants
---------------------------------------------------------------------------------------------
      (ii) Consent of Counsel - See Exhibit 5
---------------------------------------------------------------------------------------------
VIII. Financial Data Schedule                                                27
---------------------------------------------------------------------------------------------

* Included in original filing of Registration Statement and incorporated by reference herein.

+ Included in Pre-Effective Amendment No. 1 to the Registration Statement and incorporated by reference herein.

Item 17.  Undertakings
          ------------

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this pre-effective amendment no. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on March 5, 1997.

Tice Technology, Inc.


By:  \s\ William A. Tice
     -------------------
     William A. Tice, President, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment no. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

\s\ William A. Tice
----------------------------------------------------- on March 5, 1997
William A. Tice, President, Chief Executive Officer


\s\ Karen A. Walton
----------------------------------------------------- on March 5, 1997
Karen A. Walton, Chief Financial Officer

     The following are at least a majority of the directors of Tice Technology, Inc.:

\s\ William A. Tice
----------------------------------------------------- on March 5, 1997
William A. Tice, Director


\s\ Karen A. Walton
----------------------------------------------------- on March 5, 1997
Karen A. Walton, Director


\s\ Sarah Y. Sheppeard
----------------------------------------------------- on March 5, 1997
Sarah Y. Sheppeard, Director